Exhibit 10.11

LEASE AGREEMENT
This Lease Agreement (“Lease”), dated as of November 30, 2017, is made and entered into by Hanover Properties Ltd., a California limited partnership (“Landlord’’), and Silk Road Medical, Inc., a Delaware corporation (‘’Tenant”).
1.Demise.    In consideration of the rents and all other charges and payments payable by Tenant, and for the agreements, terms and conditions to be performed by Tenant in this Lease, LANDLORD DOES HEREBY LEASE TO TENANT, AND TENANT DOES HEREBY HIRE AND TAKE FROM LANDLORD, the Premises described below (“Premises”), upon the agreements, terms and conditions of this Lease for the Term hereinafter stated.
2.Premises.    The Premises demised by this Lease are approximately thirty-one thousand six hundred twenty-eight (31,628) rentable square feet of space, as shown on EXHIBIT A attached hereto, in that certain single-story building (“Building”) commonly known as 1213 Innsbruck Drive, in the City of Sunnyvale, County of Santa Clara, California, located on that certain real property consisting of approximately 2.240 acres and more particularly described on EXHIBIT B attached hereto. The Building and the real property are referred to collectively herein as the “Property.” Tenant shall also have the right to use the Outside Areas (defined in paragraph 43 below) of the Property and parking set forth in paragraph 44 below. All measurements of area contained in this Lease are conclusively agreed to be correct and binding on the parties, even if a subsequent measurement of one of these areas determines that it is more or less than the area reflected in this Lease. Any such subsequent determination that the area is more or less than the area shown in this Lease shall not result in a change in any of the computations of Rent or any other matters described in this Lease where area is a factor.
3.Term.
(a)Commencement Date.    Landlord shall deliver possession of the Premises to Tenant on the date (the “Delivery Date”) that Landlord’s Market Ready Improvements described on EXHIBIT C attached hereto and the Tenant Improvements to be completed by Landlord pursuant to the Work Letter Agreement attached hereto as EXHIBIT D are substantially completed. For purposes of this Lease, Landlord’s Market Ready Improvements and the Tenant Improvements shall be deemed to be “substantially completed” when Landlord’s Market Ready Improvements and the Tenant Improvements have been completed in accordance with any plans and specifications therefor, subject only to the completion of any minor punch-list items, and the City of Sunnyvale has completed a final inspection of such work and issued a temporary certificate of occupancy or other written approvals permitting legal occupancy of the Premises. The term of this Lease (“Term”) shall be seventy-six (76) months commencing on the date (the “Commencement Date”) which is thirty (30) days from the Delivery Date. If the Delivery Date does not occur on or before May 1, 2018, for any reason other than (i) ArcTec’s failure to complete the Final Plans and Specifications (as such term is defined in the Work Letter attached as EXHIBIT D) and submit such Final Plans and Specifications (and any other documentation required by the City of Sunnyvale for the issuance of a building permit for the Tenant Improvements) to Landlord’s general contractor by January 8, 2018, (ii) the City requiring Landlord to stop construction due to its commencement of the Tenant Improvements before the permits therefor were issued or (iii) delays caused by the acts or omission of Tenant, as defined in Paragraph 3(c) below, then the date Tenant is otherwise obliged to commence payment of Rent shall be delayed by one (1) additional day for each day the Delivery Date is delayed beyond such date.
(b)Commencement Date Memorandum.    Upon determination of the actual Commencement Date, Landlord and Tenant shall execute a Commencement Date Memorandum in the form shown in EXHIBIT E to reflect the actual Commencement Date.
(c)Tenant Delays.    If substantial completion of Landlord's Market Ready Improvements and/or the Tenant Improvements is delayed as a result of the acts or omissions of Tenant, then the Delivery Date shall be accelerated by one day for each day of such delay resulting from such acts or omissions of Tenant. Delays to the acts or omissions of Tenant shall mean any delays caused by: (i) Tenant's failure to furnish information to Landlord for the preparation of plans and drawings for the Tenant Improvements in accordance with the time periods provided in EXHIBIT D; (ii) Tenant’s request for special materials, finishes or installations which are not readily available, which delay attributable to Tenant shall be the number of days of delay specified by Landlord at the time Tenant requests the same; (iii) Tenant’s failure to reasonably approve plans and working drawings in accordance with EXHIBIT D; (iv) Tenant’s changes in plans and/or working drawings after their approval by Landlord, which delay attributable to Tenant shall be the number of days of delay specified in the change order therefor approved by Tenant; (v) Tenant’s failure to complete any of its own improvement work (including installation of Tenant’s furniture, fixtures and equipment in the Premises if required by the City of Sunnyvale to complete its final inspection) to the extent Tenant delays completion by the City of Sunnyvale of its final inspection and approval of the Tenant Improvements; or (vi) interference with Landlord’s work caused by Tenant or by Tenant’s contractors or subcontractors, which interference continues beyond the day that Landlord delivers notice thereof to Tenant.
(d)Early Occupancy.    Upon execution of this Lease and Tenant’s delivery to Landlord of the certificate of insurance required under paragraph 14(a) of this Lease, Tenant shall be permitted to occupy one or two private offices in the Premises at a location mutually acceptable to Landlord and Tenant for purposes of satisfying certain requirements of the U. S. Federal Drug Administration with respect to Tenant’s intended use and occupancy of the Premises, provided that such early occupancy does not interfere with Landlord’s completion of Landlord’s Market Ready Improvements and/or the Tenant Improvements. Such early occupancy shall be at Tenant’s sole risk and subject to all the terms and provisions of this Lease, except for the payment of Costs (defined below), which shall commence on the Commencement Date and the payment of Base Rent (defined below), which commence on the first day of the third (3rd) month of the Term.
(e)Early Entry.    Tenant shall be permitted to enter the Premises on and after the Delivery Date for purposes of installing Tenant’s furniture, fixtures and equipment in the Premises and otherwise preparing the Premises for Tenant’s occupancy. Tenant shall also be permitted to enter the Premises between the execution of this Lease and the Delivery Date so long as such entry does not interfere with Landlord’s work, including any ongoing inspections by the City of Sunnyvale, and is scheduled in advance with Landlord, for purposes of inspecting, cabling and preparing the Premises for occupancy. Such early entry shall be at Tenant’s sole risk and subject to all the terms and provisions of this Lease, except for the payment of Costs (defined below), which shall commence on the Commencement Date and the payment of Base Rent (defined below), which commence on the first day of the third (3rd) month of the Term. Prior to any early entry, Tenant shall provide Landlord with the certificate of insurance required under Paragraph 14(a) of this Lease.
4.Rent.
(a)Base Rent.    Tenant shall pay to Landlord, in advance on or before the first day of each calendar month of the Term, without further notice or demand and without offset or deduction, the monthly installments of rent specified below (“Base Rent”):

Months of Term	Base Rent

1 through 2	$0.00/month
3 through 12	$77,488.60/month
13 through 24	$79,813.26/month
25 through 36	$82,207.66/month
37 through 48	$84,673.88/month
49 through 60	$87,214.10/month
61 through 72	$89,830.52/month
73 through 76	$92,525.44/month
Upon execution of this Lease, Tenant shall pay to Landlord the Base Rent and Additional Rent for the third month of the Term and the Security Deposit hereafter set forth.
(b)Additional Rent.    In addition to the Base Rent, Tenant shall pay to Landlord, in accordance with this paragraph, the following items (collectively “Additional Rent”), which Additional Rent is currently estimated to be $.23 per square foot, excluding the management fee described in Section 4(c)(1)(h) below, for the 2018 calendar year.
(1)Taxes and Assessments.    Taxes shall include all real estate taxes and assessments applicable to the Property during the Term of this Lease (“Taxes and Assessments”). Taxes and Assessments shall mean any form of assessment, license, fee, tax, levy, penalty (if a result of Tenant’s delinquency), or tax (other than net income, estate, succession, inheritance, gift, transfer or franchise taxes), imposed by any authority having the direct or indirect power to tax or by any city, county, state or federal government or any improvement or other district or division thereof, whether such tax is (i) determined by the area of the Building or the Property, or any part thereof or the Rent and other sums payable hereunder by Tenant, including, but not limited to, any gross income or excise tax levied by any of the foregoing authorities with respect to receipt of Rent or other sums due under this Lease; (ii) upon any legal or equitable interest of Landlord in the Building or the Property, or any part thereof; (iii) upon this transaction or any document to which Tenant is a party creating or transferring any interest in the Building or the Property; (iv) levied or assessed in lieu of, in substitution for, or in addition to, existing or additional taxes against the Building or the Property, whether or not now customary or within the contemplation of the parties; or (v) surcharge against the parking area.

Tenant and Landlord acknowledge that Proposition 13 was adopted by the voters of the State of California in the June, 1978 election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such purposes as fire protection, street, sidewalk, road, utility construction and maintenance, refuse removal and for other governmental services which may formerly have been provided without charge to property owners or occupants. It is the intention of the parties that all new and increased assessments, taxes, fees, levies and charges due to Proposition 13 or any other cause are to be included within the definition of real property taxes for purposes of this Lease. Notwithstanding anything to the contrary herein, “Taxes and Assessments” shall not include and Tenant shall not be required to pay any portion of any tax or assessment expense or any increase therein (a) in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest permitted term; or (b) imposed on land and improvements other than the Property.
(2)Insurance.    All insurance premiums payable with respect to the Property, including premiums for special form coverage for the Building (and earthquake insurance if Landlord elects to maintain such coverage), commercial general liability insurance, other insurance as Landlord deems necessary, and any deductibles (other than earthquake insurance deductibles, if applicable) paid under policies of any such insurance; provided, however, Tenant shall not be required to pay any insurance costs for coverage not customarily maintained by landlords of similar projects in the vicinity of the Premises, or co-insurance payments.
(3)Outside Area Expenses.    “Outside Area Expenses” shall mean all costs to operate, manage, maintain, repair, replace, supervise, insure (including provision of general liability insurance, but excluding any costs excluded in Section 4(b)(2) above) and administer the Outside Areas, including but not limited to watering, fertilizing, landscaping, tree work, spraying, plant and tree replacement; lighting; signage; repair and replacement of paving and sidewalks, drainage, fossil filters, and fire system post-indicator valves; pickup and disposal of trash and other debris in the Outside Areas, clean-up and sweeping; fire line and water therefor; and any parking charges or other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by any governmental authority or insurer in connection with the use or occupancy of the Outside Areas and/or the Property.
(4)Maintenance and Repair of Building.    All costs to maintain and repair the Building, including any necessary replacements of Building components and equipment (the “Maintenance and Repair Costs”), including but not limited to the roof coverings, the floor slabs, and the exterior walls (including exterior glass and the painting and crack sealing thereof) of the Building, all utility and plumbing systems, and fixtures and equipment located outside the Building and all costs associated with the maintenance, repair, installation, and replacement of Building back flow systems and testing, washing and cleaning of exterior wall surfaces and exterior glass, and any alterations or improvements to the Building to comply with laws effective after the Commencement Date, and any other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by any governmental authority or insurer in connection with the use or occupancy of the Building. Notwithstanding anything to the contrary herein, the cost of any improvement, repair or replacement to the Property which has a useful life in excess of five (5) years and which exceeds $20,000 for any such improvement, repair or replacement (“Capital Expenditures”), shall be fully amortized on a straight-line basis in accordance with generally accepted accounting principles over the useful life of such improvement or replacement, with interest thereon at the rate of 10% per annum, and only the amortized portion of such cost and interest shall be included annually in the Maintenance and Repair Costs due under this subparagraph. Also notwithstanding anything to the contrary, Maintenance and Repair Costs shall not include any costs incurred by Landlord to maintain, repair or replace the structural integrity of the exterior walls (other than for painting or crack sealing), foundation, and structural components of the roof, unless such repair or replacement is necessitated by acts of Tenant, its Agents, or contractors.
(5)Management and Administration.    The costs for management and administration of the Building and the Property, including a property management fee, accounting, auditing, billing, postage, employee benefits, payroll taxes, etc. shall be 3 % of Tenant’s annual Base Rent (the “Management Fees”).
(c)Payment of Additional Rent.
(1)Upon execution of this Lease, Landlord shall submit to Tenant an estimate of the monthly Taxes and Assessments, insurance premiums, Outside Area Expenses, Maintenance and Repair Costs, and Management and Administration costs (paragraph 4(b )(1), 4(b)(2),4(b)(3),4(b)(4), and 4(b)(5)above) (collectively, the “Costs”) for the period between the Commencement Date and the following December 31 and Tenant shall pay such estimated Costs in advance on a monthly basis, commencing with the Commencement Date and continuing thereafter on the first day of each month of the Term. Tenant shall continue to make said monthly payments until notified by Landlord of a change therein. By March 1 of each calendar year, Landlord shall endeavor to provide to Tenant a statement showing the actual Costs due to Landlord for the prior calendar year, prorated from the Commencement Date during the first year. If the total of the monthly payments of Costs that Tenant has made for the prior calendar year (or portion thereof during which this Lease was in effect) is less than the actual Costs chargeable to Tenant for such prior calendar year, then Tenant shall pay the difference in a lump sum within thirty (30) days after receipt of such statement from Landlord. Any overpayment by Tenant of Costs for the prior calendar year shall be applied as a credit to Tenant against Rent next coming due. Notwithstanding anything to the contrary in this Lease, “Costs” shall not include and Tenant shall in no event have any obligation to reimburse Landlord for, all or any portion of the following: (a) costs occasioned by the negligence or willful misconduct or violation of any law by Landlord, its agents, employees or contractors; (b) costs to comply with any covenant, condition, restriction, or underwriter’s requirement applicable to the Premises or the Property on the Commencement Date; (c) costs incurred in connection with the presence of any Hazardous Material, except to the extent (i) caused by the release or emission of the Hazardous Material in question by Tenant, its agents, employees or invitees, (ii) caused by the release, emission, or deposit of the Hazardous Material in question on or about the surface areas of the Outside Areas during the performance of routine maintenance and repairs to the Outside Areas, or (iii) caused by the unlawful dumping or deposit of the Hazardous Material in question on or about the surface areas of the Outside Area by any party other than Landlord, its agents, employees or invitees, but only if such Hazardous Material can be removed and disposed of in the ordinary course of trash disposal or consists of small amounts of Hazardous Materials, such as car or truck batteries; or cans of oil or gasoline), which costs under clause (ii) or (iii) above shall include only costs to transport the Hazardous Material from the Property, clean the surface of the parking areas, driveways and/or sidewalks, or replace damaged landscaping, but not costs to remove or remediate any soil or groundwater contamination which may result from the presence of such Hazardous Material; (d) interest, charges and fees incurred on debt; (e) expense reserves; (f) costs of structural repairs to the Building; (g) costs for services which are paid directly by Tenant under the Lease; (h) wages, compensation, and labor burden for any employee not stationed on the Property on a full-time basis or any fee, profit or compensation retained by Landlord or its affiliates for management and administration of the Property in excess of 3% of Base Rent; and (i) any earthquake insurance deductibles. Notwithstanding the foregoing, Tenant shall not be required to pay any Costs otherwise due hereunder if Landlord first notifies Tenant of such Costs in a statement received by Tenant more than eighteen (18) months after such Costs are incurred; provided, however, that the foregoing limitation shall not apply with respect to any supplemental tax assessment billed to Landlord solely as a result of the Tenant Improvements, if any, or any other alterations or improvements to the Premises by Tenant so long as Landlord bills Tenant for any such supplemental taxes within sixty (60) days after Landlord’s receipt of the supplemental tax bill from the county assessor.
(2)The actual Costs for the prior calendar year shall be used as a basis of calculating Tenant’s monthly payment of estimated Costs for the current year, subject to adjustment as provided above and known to Landlord, except that in any year in which resurfacing of the parking area, exterior painting, or material roof repairs or other work are planned, Landlord may include the estimated cost of such work in the estimated monthly Costs.
(3)Landlord shall make final determination of Costs for the year in which this Lease terminates as soon as possible after termination. Tenant shall remain liable for payment of any amount due to Landlord in excess of the estimated Costs previously paid by Tenant, and, conversely, Landlord shall promptly return to Tenant any overpayment, even though the Term has expired and Tenant has vacated the Premises. Failure of Landlord to submit statements as called for herein shall not be deemed a waiver of Tenant’s obligation to pay Costs as herein provided.
(d)General Payment Terms.    The Base Rent, Costs, Additional Rent and all other sums payable by Tenant to Landlord hereunder are referred to as the “Rent.” All Rent shall be paid without deduction; offset or abatement in lawful money of the United States of America. Rent for any partial month during the Term shall be prorated for the portion thereof falling due within the Term.
(e)Tenant’s Audit Rights.    Tenant and its authorized representatives may examine, inspect, and/or audit the records of Landlord regarding each statement of Costs (the “Statement”). Any such examination, inspection and/or audit shall be completed at Landlord’s office, during normal business hours, upon not less than forty-eight (48) hours prior written notice to Landlord, and shall be completed within nine (9) months after the date Landlord has provided Tenant with the Statement of Costs for the calendar year in question. If Tenant elects to audit Landlord’s Statement of Costs for any calendar year, and the books and records related thereto, such audit shall be completed by a certified public accounting firm reasonably acceptable to Landlord. Unless Tenant takes written exception to any Costs reflected in the Statement within such nine-month period, the Statement shall be considered as final and accepted by Tenant. Tenant agrees to diligently pursue and complete any audit initiated by Tenant. Tenant shall bear all fees and costs of the audit, unless the audit discloses that the Costs, taken as a whole for any calendar year of the Term, were overstated by five percent (5%) or more. In that event, Landlord shall pay for the reasonable costs of the audit. If the audit discloses that any Costs were overstated for such calendar year, then the amount of any over payment of Costs by Tenant shall be deducted from the Costs due for the month following the completion of the audit and each month thereafter until Tenant has been fully reimbursed for any overpayment of Costs by Tenant.
5.Late Charge.    Notwithstanding any other provision of this Lease, Tenant hereby acknowledges that late payment to Landlord of Rent or other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. If any Rent or other sums due from Tenant are not received by Landlord or by Landlord's designated agent within five (5) days after the date such Rent or other sum is due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount, plus any attorneys' fees incurred by Landlord by reason of Tenant's failure to pay Rent and/or other charges when due hereunder. Landlord and Tenant hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of Tenant's late payment. Landlord's acceptance of such late charges shall not constitute a waiver of Tenant's default with respect to such overdue amount or estop Landlord from exercising any of the other rights and remedies granted under this Lease. Notwithstanding the foregoing, before assessing a late charge the first time in any twelve (12) month period, Landlord shall provide Tenant written notice of the Rent or other amount due, and shall waive such late charge if Tenant pays such Rent or other amount due within five (5) days thereafter.

Initials:	Landlord	/s/ GC	Tenant	/s/ ER
6.Security Deposit.
(a)Within five (5) business days of Tenant’s execution of the Lease, Tenant shall deliver to Landlord an irrevocable, unconditional, standby letter of credit in the amount of Three Hundred Nine Thousand Nine Hundred Fifty-four and 40/100ths Dollars ($309,954.40), which amount shall be subject to reduction as provided below (such letter of credit, together with any renewal or replacement letters of credit delivered or to be delivered by Tenant, shall be referred to herein collectively as the “Letter of Credit”). The Letter of Credit shall name Landlord as beneficiary and shall be issued by a national money center bank with an office in the San Francisco Bay area, California (the “Issuer”). Landlord hereby approves Wells Fargo as an acceptable Issuer. The final form of the Letter of Credit, the identity of the Issuer, and the form of any replacement Letter of Credit shall be subject to Landlord’s approval. Landlord shall hold the Letter of Credit as security for the full and faithful performance of Tenant’s obligations under this Lease (the “Security Deposit”), it being expressly understood and agreed that the Letter of Credit is not an advance rental deposit or a measure of Landlord’s damages in the event of Tenant’s default.

(b)Upon the occurrence of any default by Tenant under this Lease, regardless of whether Tenant has filed a petition in bankruptcy under the federal bankruptcy laws, or if Tenant, following the filing of any such petition, rejects this Lease, then Landlord may (but shall not be required to) draw upon the Letter of Credit so much thereof as is necessary in Landlord’s determination to cure Tenant’s default, including the payment of any Rent or other sum then due and unpaid, and the repair of any damage to the Premises caused by Tenant. If any portion of the Letter of Credit is drawn upon by Landlord for such purposes, Tenant shall, within ten (10) business days after written demand by Landlord, deposit a replacement Letter of Credit with Landlord in the amount of the original Letter of Credit. Tenant’s failure to do so shall be a material breach of this Lease. Tenant shall not, however, be required to provide Landlord with a replacement Letter of Credit if the Letter of Credit is drawn upon by Landlord solely as a result of a bankruptcy by Tenant and not as a result of any other default by Tenant (i.e., no Rent or other charges are currently due and outstanding under this Lease). The Letter of Credit shall be returned to Tenant within thirty (30) days after the date which is the later of the expiration of the Term hereof and the date Tenant has surrendered the Premises in accordance with the terms of this Lease.
(c)The Letter of Credit shall be for an initial term of not less than twelve (12) months and, subject to the provisions of Paragraph 6(d) below, shall be maintained in force at all times :from issuance through thirty (30) days following the expiration or earlier termination of this Lease. The Letter of Credit shall provide for automatic extension of the Letter of Credit for successive periods of twelve (12) months each, unless the Issuer notifies Landlord by certified or overnight express mail not less than thirty (30) days prior to the expiration of the Letter of Credit that the Letter of Credit will not be renewed. If Tenant fails to deliver a replacement Letter of Credit to Landlord at least thirty (30) days prior to the expiration date of an outstanding Letter of Credit, Landlord shall have the right, in addition to any other remedies available to Landlord, to draw down all or part of the current Letter of Credit and to hold the proceeds thereof as a cash security deposit without the payment of any interest to Tenant. Drawing upon the Letter of Credit shall be conditioned only upon presentation of the original Letter of Credit to the Issuer accompanied by a certified statement :from Landlord that Landlord is entitled to draw upon the Letter of Credit pursuant to the terms of the Lease. The Letter of Credit shall be transferable by the beneficiary and any transfer fee payable to the Issuer shall be paid by Tenant. The Letter of Credit shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant. The use, application or retention of the Letter of Credit, or any portion thereof, by Landlord shall not prevent Landlord :from exercising any other right or remedy provided by this Lease or by law, it being intended that Landlord shall not first be required to proceed against the Letter of Credit, and such use, application or retention shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled.
(d)Landlord may use, apply or retain the whole or any part of the Security Deposit as may be reasonably necessary (a) to remedy Tenant’s default in the payment of any Rent, (b) to repair damage to the Premises caused by Tenant, (c) to clean the Premises upon termination of this Lease, (d) to reimburse Landlord for the payment of any amount which Landlord may reasonably spend or be required to spend by reason of Tenant’s default, or (e) to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default including without limitation, those damages provided for in California Civil Code Section 1951.2 and any successor statutes providing for damages in the event of the termination of a lease due to a default by the tenant thereunder, and those damages provided by other provision of applicable law now or hereafter in force or provided for in equity. As a material part of the consideration given by Tenant to Landlord to induce Landlord to enter into this Lease, Tenant waives the provisions of California Civil Code Section 1950.7, and all other provisions of law now in force or that become in force after the date of the execution of this Lease, that provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant, or to clean the Premises. Landlord and Tenant agree that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other foreseeable or unforeseeable loss or damage caused by the acts or omissions of Tenant or Tenant’s officers, agents, employees, independent contractors or invitees. Should Tenant faithfully and fully comply with all of the terms, covenants and conditions of this Lease, within thirty (30) days following the expiration of the Term, the Security Deposit or any balance thereof shall be returned to Tenant or, at the option of Landlord, to the last assignee of Tenant’s interest in this Lease. If Landlord so uses or applies all or any portion of any cash Security Deposit, within ten (10) days after written demand therefor Tenant shall deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full extent of the above amount, and Tenant’s failure to do so shall be a default under this Lease. No part of the Security Deposit shall be considered to be held in trust, to bear interest or another increment for its use, or to be prepayment for any moneys to be paid by Tenant under this Lease. In the event Landlord transfers its interest in this Lease, Landlord shall transfer the then remaining amount of the Security Deposit to Landlord’s successor in interest, and thereafter Landlord shall have no further liability to Tenant with respect to such Security Deposit. In the event that Landlord draws upon the Letter of Credit solely due to Tenant’s failure to renew the Letter of Credit at least thirty (30) days before its expiration (i) such failure to renew shall not constitute a default hereunder and (ii) Tenant shall at any time thereafter be entitled to provide Landlord with a replacement Letter of Credit that satisfies the requirements hereunder, at which time Landlord shall return the cash proceeds of the original Letter of Credit drawn by Landlord. Notwithstanding the foregoing provisions to the contrary, so long as no Default has occurred that remains uncured, the required amount of the Security Deposit shall be reduced to (i) Two Hundred Thirty-two Thousand Four Hundred Sixty-five and 80/l00ths Dollars ($232,465.80) as of the commencement of the thirty-seventh (37th) month of the Term, and (ii) One Hundred Fifty-four Thousand Nine Hundred Seventy-seven and 20/100ths Dollars ($154,977.20) as of the commencement of the forty-ninth (49th) month of the Term, and if Landlord is then holding a cash Security Deposit, Landlord shall refund the sum of Seventy-seven Thousand Four Hundred Eighty-eight and 60/100ths Dollars ($77,488.60) to Tenant within fifteen (15) days after the date for the applicable reduction in the amount of the Security Deposit. Otherwise, Tenant shall deliver a replacement Letter of Credit for the appropriate reduced amount to Landlord and upon receipt of the replacement Letter of Credit, Landlord will return the Letter of Credit then held by Landlord to Tenant.
7.Market Ready Improvements and Tenant Improvements.    Landlord shall complete, at Landlord's sole cost and expense, Landlord's Market Ready Improvements to the Premises described on EXHIBIT C to this Lease. Landlord shall construct the Market Ready Improvements diligently, in a good and workmanlike manner in compliance with all Applicable Laws (defined below). Landlord shall arrange for the Market Ready Improvements to be fully warranted (labor and materials) by the general contractor for a period of one (1) year after the completion thereof. In addition to the Market Ready Improvements, Landlord shall construct certain improvements to the Premises in accordance with the Work Letter Agreement attached as EXHIBIT D to this Lease (the “Tenant Improvements”). Within five (5) business days after completion of Landlord’s Market Ready Improvements and the Tenant Improvements, Tenant shall conduct a walkthrough inspection of the Premises with Landlord and complete a punch-list of items needing additional work by Landlord. If Tenant fails to submit a punch-list to Landlord within five (5) business days after such inspection, it shall be deemed that there are no Market Ready Improvements or Tenant Improvement items needing additional work or repair. Landlord’s contractor shall complete all reasonable punch-list items within thirty (30) days after Landlord’s receipt of such punch-list or as soon as practicable thereafter. Upon completion of such punch-list items, Tenant shall notify Landlord in writing of Tenant’s approval or disapproval thereof. If Tenant fails to approve or disapprove such items within fourteen (14) days of completion, such items shall be deemed approved by Tenant.
8.Use of Premises.
(a)Permitted Uses.    The Premises shall be used only for general office, research and development, manufacturing, warehouse and distribution, to the extent permitted by governmental regulations. No printed circuit board manufacture or wafer fabrication shall be permitted, or any activities involving Hazardous Materials, except that Tenant shall be permitted to use customary office products and cleansers and Hazardous Materials reasonably required in connection with its business, but as to such materials subject to the prior written consent of Landlord, which shall not be unreasonably withheld. Landlord hereby approves of Tenant's use of the Hazardous Materials described in EXHIBIT F hereto.
(b)Compliance with Governmental Regulations.    From and after the Commencement Date, Tenant shall, at Tenant’s expense, faithfully observe and comply with all applicable federal, state and municipal laws, statutes, rules, regulations, ordinances, requirements and orders (collectively, “Applicable Laws”) now in force or which may hereafter be in force pertaining to the Premises or Tenant’s use thereof, including without limitation, any Applicable Laws requiring installation of fire sprinkler systems or removal of asbestos placed on the Premises by Tenant, whether substantial in cost or otherwise, and all recorded covenants, conditions and restrictions affecting the Property (“Private Restrictions”) now in force or which may hereafter be in force; provided that no such future Private Restrictions shall materially affect Tenant’s use and enjoyment of the Premises or Property and provided further that Tenant shall not be required to make any alterations to the Premises or Building not related to Tenant’s specific use of the Premises unless the requirement for such changes is imposed by Applicable Laws as a result of any improvements or additions to the Premises made or proposed to be made at Tenant’s request after the Delivery Date. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such Applicable Laws or Private Restrictions, shall be conclusive of that fact as between Landlord and Tenant.
9.Acceptance of Premises.
(a)Delivery Condition.    Landlord shall deliver the Premises to Tenant in good operating condition with all mechanical, electrical, heating, ventilating and air conditioning (“HVAC”), plumbing, and life safety systems (collectively, the “Building Systems”) and the roof of the Building in good working condition and repair. Subject to the foregoing, Landlord’s completion of the Market Ready Improvements and the Tenant Improvements (including any related punch-list items), and the warranty set forth in Paragraph 9(d) below, Tenant accepts the Premises as suitable for Tenant’s intended use and as being in good and sanitary operating order, condition and repair, AS IS, and without representation or warranty by Landlord as to the suitability or fitness of the Premises for the conduct of Tenant’s business or for any other purpose. Any damage to the Premises which is caused by Tenant’s move-in shall be repaired or corrected by Tenant, at its expense.
(b)CASp Inspection.    Pursuant to California Civil Code Section 1938, Landlord hereby notifies Tenant that the Premises have not been inspected by a Certified Access Specialist (CASp). Accordingly, pursuant to California Civil Code Section 1938(e), Landlord hereby further states as follows: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises”.
(c)Landlord’s Warranty.    Landlord shall warrant the good operating condition of the roof, the roof membrane and the Building Systems for the first six (6) months of the Term (“Warranty Period”). Landlord’s warranty shall not, however, cover any damage to the roof, the roof membrane or the Building Systems caused by the negligence or willful misconduct of Tenant, its agents, employees, contractors or invitees, which shall be repaired at Tenant’s sole expense. Subject to the foregoing limitation, Landlord shall complete, at Landlord’s sole cost and expense, any repairs and/or replacements to the roof, the roof membrane and/or the Building Systems that may be required during the Warranty Period provided that Tenant notifies Landlord of the need for any such repair or replacement prior to the expiration of the Warranty Period. The foregoing warranty shall not apply to any periodic or routine inspections or maintenance of the roof or the roof membrane which may be completed by Landlord during the Warranty Period and the cost of such periodic or routine inspections or maintenance shall be included in Maintenance and Repair Costs. Furthermore, the foregoing warranty shall not relieve Tenant of its obligation to maintain an HVAC service contract as provided in Paragraph 12(a) below or to pay for any periodic or routine maintenance of the HVAC system that may be required during the Warranty Period.
10.Surrender.    Upon the expiration or earlier termination of the Term, Tenant shall surrender the Premises to Landlord in its condition existing as of the Delivery Date, normal wear and tear, fire or other casualty, condemnation, Hazardous Materials (other than those released or emitted by Tenant, its agents, employees or invitees) and repairs that are Landlord's responsibility under this Lease, excepted, with all interior walls repaired and repainted if damaged, all carpets and floors cleaned, all broken, marred or nonconforming acoustical ceiling tiles replaced with matching tiles, all interior sides of windows washed, the plumbing and electrical systems and lighting in good order and repair, including replacement of any burned out or broken light bulbs or ballasts, and the HVAC equipment serviced and repaired by a reputable and licensed service firm, all to the reasonable satisfaction of Landlord. Tenant shall remove from the Premises any alterations, additions or improvements required to be removed pursuant to Paragraph 11, and all Tenant's Personal Property, and repair any damage and perform any restoration work caused by such removal. If Tenant fails to remove any such alterations, additions or improvements and/or Tenant's Personal Property, and such failure continues after the termination of this Lease, Landlord may retain such property and all rights of Tenant with respect to it shall cease, or Landlord may place all or any portion of such property in public storage for Tenant's account. Tenant shall be liable to Landlord for costs of removal of any such alterations, additions or improvements and Tenant's Personal Property and storage and transportation costs of same, and the cost of repairing and restoring the Premises, together with interest at the Interest Rate from the date of expenditure by Landlord: If the Premises are not so surrendered at the termination of this Lease, Tenant shall indemnify Landlord and its Agents against all loss or liability, including attorneys' fees and costs, resulting from delay by Tenant in so surrendering the Premises.
Normal wear and tear, for the purposes of this Lease, shall be construed to mean wear and tear caused to the Premises by a natural aging process which occurs in spite of prudent application of the best standards for maintenance, repair and janitorial practices to the extent the same are Tenant’s obligations under this lease. It is not intended, nor shall it be construed, to include items of neglected or deferred maintenance which would have or should have been attended to during the Term of the Lease if the best standards had been applied to properly maintain and keep the Premises at all times in good condition and repair.
In the event of surrender of this lease, Landlord shall have the option of terminating all existing subleases or accepting any sublease(s) as a direct lease or leases.
11.Alterations.
(a)Tenant shall not make, or permit to be made, any alterations, additions or improvements to the Premises, or any part thereof, without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Normal repair and maintenance work, including painting and re-carpeting, shall not be deemed to be an alteration, addition or improvement to the Premises. Any alterations, additions or improvements to the Premises shall be at Tenant’s sole cost and expense, in compliance with all Applicable Laws, and in accordance with plans and specifications submitted in writing to Landlord and approved in writing. Tenant agrees not to proceed to make any alterations, additions or improvements, notwithstanding consent from Landlord to do so, until ten (10) days after Tenant’s receipt of such written consent. Notwithstanding anything to the contrary herein, Tenant may construct non-structural alterations, additions and improvements in the Premises without Landlord’s prior approval so long as (i) such alterations, addition or improvements will not materially or adversely affect the Building Systems, (ii) the total cost of any such alterations, additions or improvements does not exceed Twenty Thousand Dollars ($20,000) on a per project basis, and (iii) Tenant provides Landlord with prior notice of any such alterations, additions or improvements, including a reasonably detailed description of the alterations, additions or improvements. Landlord shall notify Tenant, at the time of Landlord’s consent to any alterations, additions or improvements, or if Landlord’s consent is not required for any such alterations, additions or improvements as specified herein (including any security system installed by Tenant), within fifteen (15) days after Tenant’s request for a determination by Landlord, whether Tenant will be required to remove any such alterations, additions or improvements from the Premises at the expiration or sooner termination of this Lease. In any event, Landlord shall have right to require Tenant to remove any alterations, additions or improvements from the Premises that were made by Tenant without Landlord’s consent if such consent is required by the terms of this paragraph ll(a). Tenant shall not, however, be required to remove any of the Tenant Improvements from the Premises. Notwithstanding anything to the contrary herein, Tenant shall have the right to install its own security system without Landlord’s consent so long as Tenant provides Landlord with plans and specifications for the installation of Tenant’s security system prior to the installation thereof and provided further that Landlord shall have reasonable approval rights over any alterations to the Premises which may be required to install Tenant’s security system.
(b)All additions, alterations or improvements, including, but not limited to, heating, lighting, electrical, air conditioning, fire extinguishers, lighting fixtures, ballasts, light globes, and tubes, hot water heaters, fixed partitioning, drapery, wall covering and paneling, built-in cabinet work and carpeting installations made by Tenant, together with all property that has become an integral part of the Building, shall at once be and become the property of Landlord, and shall not be deemed trade fixtures, but any or all are subject to removal pursuant to paragraph 10 hereof. Notwithstanding anything to the contrary herein, Tenant’s trade fixtures, furniture, equipment and other personal property installed in the Premises (“Tenant’s Property”) shall at all times be and remain Tenant’s property. Tenant may remove Tenant’s Property from the Premises at any time, provided that Tenant repairs all damage caused by such removal. Landlord shall have no lien or other interest in any item of Tenant’s Property.
12.Maintenance of Premises.
(a)Maintenance by Tenant.    Subject to the provisions of Paragraph 12(b) and (c), throughout the Term Tenant shall, at its sole expense and at all times (whether or not such portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Tenant, and whether or not the need for such repairs occurs as a result of Tenant’s use, any prior use, the elements, or the age of such portion of the Premises), (1) keep and maintain in good order, condition, and repair, and to repair and to replace the Premises, and every part thereof, including but not limited to glass, windows, window frames, door closers, locks, storefronts, interior and exterior doors and door frames, and the interior of the Premises (excepting only those portions of the Building to be maintained by Landlord, as provided in Paragraph 12(c) below), (2) keep and maintain in good order and condition, repair, and replace all utility lighting, and plumbing systems, fixtures and equipment, including without limitation, electricity, gas, fire sprinkler and stand pipes, fire alarms, smoke detection, HVAC, water, and sewer, located in or on the Premises, and furnish all expendables, including fluorescent tubes, ballasts, light bulbs, paper goods and soaps, used in the Premises, (3) subject to paragraph 16 hereof, repair all damage to the Building or the Outside Areas caused by the negligence or willful misconduct of Tenant or its agents, employees, contractors or invitees. Tenant shall not do anything to cause any damage, deterioration or unsightliness to the Building and the Outside Areas. Tenant agrees to maintain and pay for a service contract which meets the manufacturer’s recommendations of the HVAC system installed in the Premises and which is approved by

Landlord. Landlord reserves the right to hire a licensed HVAC contractor to inspect annually the HVAC system. If this contractor finds deficiencies in the condition of the HVAC system, Landlord shall provide Tenant with a copy of the report prepared by the HVAC contractor and Tenant agrees to complete, at Tenant’s expense, any recommended maintenance and/or repairs to the HVAC system set forth in such report within a reasonable time thereafter; provided, however, that if Tenant disputes any of the recommended maintenance and/or repairs to the HVAC system set forth in the HVAC contractor’s report, Tenant shall so notify Landlord within fifteen (15) days after receipt of such report. Thereafter, Landlord and Tenant shall diligently attempt, in good faith, to resolve any dispute over the nature and extent of any repairs and/or maintenance to be completed by Tenant to the HVAC system. Tenant shall reimburse Landlord for the cost of the inspection of the HVAC system by the HVAC contractor unless Landlord and Tenant determine that no maintenance and/or repairs to the HVAC system are required at that time. Tenant acknowledges that the HVAC system for the Building is operated by a personal computer and related software located in an electrical room in the Building. Tenant further acknowledges that the personal computer and software are the property of Landlord and shall not be removed from the Building by Tenant, its Agents, or contractors at any time.
(b)Landlord’s Right to Maintain and Repair at Tenant’s Expense.    Notwithstanding the foregoing, if Tenant fails to perform any of its maintenance and/or repair obligations with respect to the Premises as set forth in Paragraph 12(a) above (including any necessary replacements), and Tenant does not cure any such failure within thirty (30) days after written notice from Landlord specifying in reasonable detail the maintenance, repairs and/or replacements to be completed by Tenant (or such additional time as may be reasonably necessary if it is not possible to complete any such maintenance, repairs and/or replacements within such 30-day period), Landlord shall have the right, but not the obligation, at Tenant's expense, to enter the Premises and perform any necessary maintenance, repairs and/or replacements to the Premises to correct the deficiency identified in Landlord's notice to Tenant. Tenant shall pay Landlord all reasonable costs and expenses incurred by Landlord in connection with the completion of any such maintenance, repairs and/or replacements within thirty (30) days after Tenant's receipt of an invoice therefor from Landlord. Notwithstanding the foregoing, if Tenant's failure to perform any maintenance, repairs and/or replacements as required by Paragraph 12(a) creates an immediate danger of material further damage to the Premises, Landlord shall only be required to give Tenant such notice as is reasonable under the circumstances and Landlord shall have the right to take any necessary remedial action to prevent such damage to the Premises.
(c)Maintenance by Landlord.    Subject to the provisions of Paragraphs 12(a), 21 and 22, and further subject to Tenant's obligation under paragraph 4 to reimburse Landlord, in the form of Additional Rent, for the cost and expense of the following items, Landlord agrees to repair and maintain the following items: the roof, including all roof coverings (provided that Tenant installs no additional air conditioning or other equipment on the roof that damages the roof coverings), the floor slabs, and the exterior walls (including any glass therein and including the painting thereof) of the Building; the utility and plumbing systems (including fountain and sewer lines), fixtures and equipment located outside the Building; and the parking areas, landscaping, sprinkler systems, sidewalks, driveways, curbs, and lighting systems in the Outside Areas. Subject to the provisions of Paragraphs 21 and 22, Landlord shall, at Landlord's sole cost and expense, maintain the structural integrity of the exterior walls, the foundation, and the structural components of the roof, including any necessary repairs and/or replacements; provided, however, that any repairs or replacements which are required as a result of the negligence or willful misconduct of Tenant, its Agents or contractors, or as a result of Tenant's installation of any additional HVAC equipment or other equipment on the roof of the Building, shall be made at Tenant's expense. Landlord shall not be required to repair any damage caused by, or maintain any conditions arising from, the negligence or willful misconduct of Tenant, its agents, employees, contractors or invitees. Tenant shall promptly report in writing to Landlord any defective condition known to Tenant that Landlord is required to repair. All work by and for Landlord shall be performed during normal working hours and not on weekends, holidays, or after normal working hours at overtime, holiday, or premium pay. Notwithstanding anything to the contrary in this Lease, Landlord shall perform and construct, and Tenant shall have no responsibility to perform or construct, any repair, maintenance or improvements necessitated by the negligence or willful misconduct of Landlord, its agents, employees or contractors. Notwithstanding anything to the contrary herein, Landlord, at Tenant's request, shall perform all repairs and replacements that constitute Capital Expenditures (as defined in Paragraph 4(b)(5) above), provided that Tenant shall pay for the cost thereof to the extent such costs are properly included in Costs pursuant to the provisions of Paragraphs 4(b)(3), 4(b)(4) and 4(c)"1".
(d)Tenant’s Waiver of Rights.    Tenant hereby expressly waives all rights to make repairs at the expense of Landlord or to terminate this Lease, as provided for in California Civil Code Sections 1941 and 1942, and 1932 "l", respectively, and any similar or successor statute or law in effect or any amendment thereof during the Term.
13.Landlord’s Insurance.    Landlord shall maintain in force during the Term of this Lease special form insurance covering the Building for the full replacement cost thereof and, at Landlord’s option, earthquake coverage. Tenant shall, at its sole cost and expense, comply with any and all reasonable requirements pertaining to the Premises of any insurer necessary for the maintenance of reasonable fire and public liability insurance, covering Building and appurtenances. Landlord may maintain “loss of rents” insurance, insuring that the Rent will be paid in a timely manner to Landlord for a period of at least twelve (12) months if the Premises are destroyed or rendered unusable or inaccessible by any cause insured against under this Lease. The premium for such loss of rents insurance shall be Additional Rent as set forth in paragraph 4(b) (2).
14.Tenant’s Insurance.
(a)Liability Insurance.    Tenant shall, at Tenant's expense secure and keep in force a policy of commercial general liability insurance covering the Premises, insuring Tenant, and naming Landlord and its lenders as additional insureds, against any liability arising out of the use, occupancy or maintenance of the Premises. The minimum limit of coverage of such policy shall be in the amount of not less than Two Million Dollars ($2,000,000.00) per occurrence, shall include an extended liability endorsement providing contractual liability coverage (which shall include coverage for Tenant's indemnification obligations in this Lease), and shall contain a severability of interest clause or a cross liability endorsement. The limit of any insurance shall not limit the liability of tenant hereunder. No policy shall be cancelable or subject to reduction of coverage, without at least thirty (30) days prior written notice to Landlord, and loss payable clauses shall be subject to Landlord's approval. Such policies of insurance shall be issued as primary policies and not contributing with or in excess of coverage that Landlord may carry, by an insurance company authorized to do business in the State of California for the issuance of such type of insurance coverage and rate A-:VII or better in Best's Key Rating Guide. A copy of said policy or a certificate evidencing to Landlord's reasonable satisfaction that such insurance is in effect shall be delivered to landlord upon commencement of the Term, and thereafter whenever said policies are renewed or modified, and also whenever Landlord shall reasonable request.
(b)Personal Property Insurance.    Tenant shall maintain in full force and effect on all of Tenant's Property on the Premises and any alterations or improvements to the Premises made by Tenant without Landlord's consent where such consent is required by the terms of this Lease, a policy or policies of special form insurance with standard coverage endorsement to the extent of the full replacement cost thereof. During the term of this Lease the proceeds from any such policy or policies of insurance shall be used for the repair or replacement of Tenant's Property, alterations or improvements so insured. Landlord shall have no interest in the insurance upon Tenant's Property and will sign all documents reasonably necessary in connection with the settlement of any claim or loss by Tenant. Landlord will not carry insurance on Tenant's Property. Tenant shall furnish Landlord with a certificate evidencing to Landlord's reasonable satisfaction that such insurance is currently in effect, and whenever required, shall satisfy Landlord that such policy is in full force and effect.
15.Indemnification.
(a)Tenant’s Indemnity    Subject to the provisions of paragraph 16, Tenant shall indemnify, defend and hold harmless Landlord and its agents, employees, partners, members, shareholders, officers and directors (collectively "Agents") against and from any and all claims, liabilities, judgments, costs, demands, causes of action and expenses (including, without limitation, reasonable attorneys' fees) arising from (1) Tenant's use of the Premises or the Property or from any activity done, permitted or suffered by Tenant, its agents, employees or independent contractors in and about the Premises or the Property, and (2) any act, neglect, fault, willful misconduct or omission of Tenant, or Tenant's Agents and invitees or from any breach or default in the terms of this Lease by Tenant, and (3) any action or proceeding brought on account of any matter in items (1) or (2). If any action or proceeding is brought against Landlord by reason of any such claim, upon notice from Landlord, Tenant shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord. As a material part of the consideration to Landlord, Tenant hereby assumes all risk of damage to property or injury to persons in or about the Premises or the Property from any cause whatsoever (except that which is caused by the sole active negligence or willful misconduct by Landlord or its Agents or by the failure of Landlord to observe any of the terms and conditions of this Lease, if such failure has persisted for an unreasonable period of time after written notice to Landlord of such failure), and Tenant hereby waives all claims in respect thereof against Landlord. The obligations of Tenant under this paragraph 15(a) shall survive any termination of this Lease.
(b)Landlord’s Indemnity.    Subject to the provisions of paragraph 16, Landlord shall indemnify, defend and hold harmless Tenant and its agents, employees, partners, members, shareholders, officers and directors (collectively "Agents") against and from (and Tenant shall not be required to indemnify or release (except as provided in Paragraph 16)

Landlord or its Agents for) any and all claims, liabilities, judgments, costs, demands, causes of action and expenses (including, without limitation, reasonable attorneys' fees) arising from the negligence or willful misconduct of Landlord or Landlord's Agents or from any breach or default in the terms of this Lease by Landlord, and any action or proceeding brought on account thereof.
(c)No Release of Insurance.    The foregoing indemnities shall not relieve any insurance carrier of its obligations under any policies required to be carried by either party pursuant to this Lease, to the extent that such policies cover the peril or occurrence that results in the claim that is subject to the foregoing indemnities.
16.Subrogation.    Notwithstanding anything to the contrary in this Lease, Landlord and Tenant hereby mutually waive any claim against the other during the Term for any loss or damage to any of their property located on or about the Premises or the Property (and including the Premises) that is caused by or results from perils covered by any property insurance carried (or required to be carried pursuant to the terms of this Lease) by the respective parties, or which would normally be covered by special form property insurance, whether or not due to the negligence or willful misconduct of the other party or its Agents. Because the foregoing waivers will preclude the assignment of any claim by way of subrogation to an insurance company or any other person, each party now agrees to immediately give to its insurer written notice of the terms of these mutual waivers. In the event either party’s insurance carriers refuse to permit a waiver of subrogation rights as contemplated in this paragraph 16, such party shall promptly notify the other party of such refusal. Nothing in this paragraph 16 shall relieve a party of liability to the other for failure to carry insurance required by this Lease. All of Landlord’s and Tenant’s repair and indemnity obligations under this Lease shall be subject to the waiver contained in this paragraph.
17.Free from Liens.    Tenant shall keep the Premises and the Property free from any liens arising out of any work perfonned, materials furnished, or obligations incurred by or for Tenant hereby indemnifies and holds Landlord and its Agents harmless from all liability and cost, including attorneys’ fees and costs, in connection with or arising out of any such lien or claim of lien. Tenant shall cause any such lien imposed to be released of record by payment or posting of a proper bond acceptable to Landlord within ten (10) business days after written request by Landlord. Tenant shall give Landlord written notice of Tenant’s intention to perform work on the Premises which might result in any claim of lien at least ten (10) days prior to the commencement of such work to enable Landlord to post and record a “Notice of Nonresponsibility.” If Tenant fails to so remove any such lien within the prescribed ten (10) business day period, then Landlord may do so at Tenant’s expense and Tenant shall reimburse Landlord as Additional Rent for such amounts upon demand. Such reimbursement shall include all costs incurred by Landlord including Landlord’s reasonable attorneys’ fees with interest thereon at the Interest Rate.
18.Advertisements and Signs.    Subject to Tenant's receipt of all necessary governmental approvals, Tenant shall have the exclusive right to install and maintain, at Tenant's sole cost and expense, building, monument and directory signage at the Property (which may be prominent and lighted if permitted by Applicable Laws), including (i) identification signage at the entry area(s) on the exterior of the Building, and (ii) Tenant identification signage on the monument sign for the Property. The size, design, materials and exact location of Tenant's signage shall be subject to Landlord's prior approval, which shall not be unreasonably withheld. Tenant shall not place or permit to be placed in, upon, or about the Premises or the Property any other signs, advertisements or notices without obtaining Landlord's prior written consent or without complying with applicable law, and will not conduct, or permit to be conducted, any sale by auction on the Premises or otherwise on the Property. Tenant shall remove any signs (including any related lighting), advertisement or notice placed on the Premises by Tenant upon the expiration of the Term or sooner termination of this Lease, and Tenant shall repair any damage or injury to the Premises or the Property caused thereby, all at Tenant's expense. If any signs are not removed, or necessary repairs not made, Landlord shall have the right to remove the signs and repair any damage or injury to the Premises or the Property at Tenant's sole cost and expense.
19.Utilities.
(a)Tenant to Contract Directly.    Tenant shall contract directly with the appropriate utility provider for all water, gas, electricity, sewer, and refuse pickup for the Building and Landlord shall have no further responsibility therefore. Tenant shall be responsible for all telephone services, janitorial service and any other utilities and services furnished directly to and used by Tenant in, on or about the Premises during the Term, together with any taxes thereon, and shall promptly pay all charges for any such utilities and services as and when due. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility service or other service furnished to the Premises, except that resulting from the willful misconduct of Landlord. In addition, Tenant shall not be entitled to any abatement or reduction of Rent by reason of such failure or interruption, no eviction of Tenant shall result from such failure or interruption, and Tenant shall not be relieved from the performance of any covenant or agreement in this Lease because of such failure or interruption. Subject to force majeure, Tenant shall have access to the Premises twenty-four hours a day, seven days a week, and Tenant shall have full control of the HVAC system serving the Premises.
(b)Emergency Generator; Compressor.    Subject to the provisions of this Paragraph 19(b ), Tenant shall have the right to (i) install and operate an emergency generator and/or back-up power system, fuel tank, and any necessary ancillary equipment (collectively, the “Generator Equipment”) in the Outside Area adjacent to the Building, and (ii) install and operate a compressor and any necessary ancillary equipment (the “Compressor”) in a location mutually acceptable to Landlord and Tenant. The location, size, dimensions and type of the Generator Equipment and the Compressor shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. The area where the Generator Equipment will be located (as reasonably approved by Landlord) shall be referred to herein as the “Generator Equipment Area.” Prior to the installation of the Generator Equipment and/or the Compressor, Tenant shall deliver to Landlord for Landlord’s review and approval a copy of all plans and specifications for the Generator Equipment and/or the Compressor, as applicable. Tenant shall secure and maintain in full force and effect all governmental licenses, permits and approvals required for the installation and use of the Generator Equipment and the Compressor, including any requisite building permits, and shall deliver copies of same to Landlord promptly after receipt by Tenant from the applicable governmental authority. Tenant agrees that, if during the Term Landlord performs any repairs or maintenance, or makes any Alterations, to the Building, the Outside Area or other structures or facilities in and about the

Property that are required under this Lease or by any Laws, then Tenant shall be responsible, at its sole cost, for making any necessary adjustments or modifications to the Generator Equipment and/or the Compressor installed by Tenant. Tenant shall not cause or knowingly permit the release of any Hazardous Material (including, without limitation, diesel fuel) from the Generator Equipment or Compressor in, on, under or about the Building, Outside Area or Property, or into any conduit, stream, storm sewer, or sanitary sewer connected thereto or located thereon or in or about the Building, Outside Area or Property. Tenant shall maintain all reports, inventory and other records, test results, permits and all other data and information required under applicable Laws for the installation, use and operation of the Generator Equipment (and to the extent applicable, the Compressor), and upon request of Landlord (which request may be made by Landlord no more frequently than once per year unless any such reports, records, test results, permits and other information are required by any governmental agency), shall provide a copy of all such reports, records, test results and other information without cost or expenses to Landlord. Tenant shall, at Landlord’s request or at Tenant’s election, remove the Generator Equipment and/or the Compressor from the Property at the expiration of the Term or any earlier termination of the Lease. In such event, Tenant shall remove the Generator Equipment and/or the Compressor from the Property, repair any damage to the Building and/or the Outside Area that may be caused by the installation and/or removal of the Generator Equipment and/or the Compressor and restore the Generator Equipment Area to substantially the same condition existing prior to the installation of the Generator Equipment, ordinary wear and tear, damage by casualty or condemnation and any repairs that are Landlord’s responsibility under this Lease excepted
20.Entry by Landlord.    Tenant shall permit Landlord and its Agents to enter into and upon the Premises at all reasonable times, upon reasonable notice of no less than one (1) business day (except in the case of an emergency, for which no notice shall be required) and, subject to Tenant’s reasonable security arrangements, for the purpose of inspecting the same or showing the Premises to prospective purchasers, lenders or tenants or to alter, improve, maintain and repair the Premises as required or permitted of Landlord under the terms hereof. Landlord and its Agents shall also be permitted to access the roof of the Building to maintain and repair the roof of the Building and any Building equipment located on the roof, including HVAC equipment, and no prior notice to Tenant shall be required for any such access. In each instance, such entry or access by Landlord or its Agents shall be without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned (except for actual damages resulting from the gross negligence or willful misconduct of Landlord or its Agents). Tenant shall permit Landlord to post notices of non-responsibility and ordinary “for sale” signs or, during the last six (6) months of the Term, “for lease” signs (which may be placed in the Outside Areas but not on the Building), provided that Landlord may exhibit the Premises to prospective tenants only during the nine (9) months prior to termination of this Lease. No such entry shall be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises.
21.Destruction and Damage.
(a)If the Building is damaged by fire or other perils covered by special form insurance Landlord shall, at Landlord’s option:

(i)In the event of total destruction (which shall mean destruction or damage in excess of twenty-five percent (25%) of the full insurable value thereof) of the Building, elect either to commence promptly to repair and restore the Building and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect; or not to repair or restore the Building, in which event this Lease shall terminate. Landlord shall give Tenant written notice of its intention within sixty (60) days after the occurrence of such destruction. If Landlord elects not to restore the Building, this Lease shall be deemed to have terminated as of the date of such total destruction.
(ii)In the event of a partial destruction (which shall mean destruction or damage to an extent not exceeding twenty-five percent (25%) of the full insurable value thereof) or the Building for which Landlord will receive insurance proceeds sufficient to cover the cost to repair and restore such partial destruction and, if the damage thereto is such that the Building may be substantially repaired or restored to its condition existing immediately prior to such damage or destruction within one hundred eighty (180) days from the date of such destruction, Landlord shall commence and proceed diligently with the work of repair and restoration, in which event the Lease shall continue in full force and effect. If such repair and restoration requires longer than one hundred eighty (180) days or if the insurance proceeds therefor (plus any amounts Tenant may elect or is obligated to contribute) are not sufficient to cover the cost of such repair and restoration, Landlord may elect either to so repair and restore, in which event the Lease shall continue in full force and effect, or not to repair or restore, in which event the Lease shall terminate. Notwithstanding anything to the contrary in this Section 21, Landlord shall not have the right to terminate this Lease due to the unavailability or insufficiency of insurance proceeds if Landlord failed to maintain the special form insurance required under paragraph 13 of this Lease or the cost to repair and restore the Building is less than five percent (5%) of the replacement cost of the Building or if Landlord actually intends to restore the casualty damage in the following one hundred eighty (180) day period. In either case, Landlord shall give written notice to Tenant of its intention within sixty (60) days after the destruction occurs. If Landlord elects not to restore the Building, this Lease shall be deemed to have terminated as of the date of such partial destruction. Notwithstanding anything to the contrary in this Lease, if the Premises are damaged by any peril and Landlord does not terminate the Lease, then Tenant shall have the option to terminate this Lease if the Premises cannot be, or are not in fact, fully restored by Landlord to their prior condition within one hundred eighty (180) days after the damage.
(b)If the Building is damaged by any peril not covered by special form insurance, and the cost to repair such damage exceeds any amount Tenant may agree to contribute, Landlord may elect either to commence promptly to repair and restore the Building and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect; or not to repair or restore the Building, in which event this Lease shall terminate. Landlord shall give Tenant written notice of its intention within sixty (60) days after the occurrence of such damage. If Landlord elects not to restore the Building, this Lease shall be deemed to have terminated as of the date on which Tenant surrenders possession of the Premises to Landlord, except that if the damage to the Premises materially impairs Tenant’s ability to continue its business operations in the Premises, then this Lease shall be deemed to have terminated as of the date such damage occurred.

(c)In the event of repair and restoration as herein provided, the monthly installments of Rent shall be abated proportionately in the ratio which Tenant’s use of the Premises is impaired during the period of such repair or restoration, unless the damage was caused by the negligent or willful acts of omissions of Tenant, in which event there shall be abatement of Rent only to the extent of rental abatement insurance proceeds received by Landlord. Tenant shall not be entitled to any compensation or damages for loss of use of the whole or any part of the Premises and/or any inconvenience or annoyance occasioned by such damage, repair or restoration.
(d)If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall repair or restore the Building, the Premises and/or the Outside Area, as applicable, substantially to their condition existing immediately prior to the occurrence of the damage or destruction (excluding, however, any alterations or improvements to the Premises which were made by Tenant without Landlord’s consent where such consent is required by the terms of this Lease); and Tenant shall promptly repair and restore, at Tenant’s expense, Tenant’s Property and any such non-permitted alterations or improvements which Tenant elects to repair and restore.
(e)Tenant hereby waives the provisions of California Civil Code Section 1932(2) and Section 1933(4) which permit termination of a lease upon destruction of the leased Premises, and the provisions of any similar law now or hereinafter in effect, and the provisions of this Paragraph 22 shall govern exclusively in case of such destruction.
22.Condemnation.    If twenty-five percent (25%) or more of the Building or the parking area for the Premises is taken for any public or quasipublic purpose by any lawful governmental power or authority, by exercise of the right of appropriation, inverse condemnation, condemnation or eminent domain, or sold to prevent such taking (each such event being referred to as a “Condemnation”), Landlord or Tenant may, at its option, terminate this Lease as of the date title vests in the condemning party. If the Building after any Condemnation and any repairs by Landlord would be untenantable for the conduct of Tenant’s business operations, Tenant shall have the right to terminate this Lease as of the date title vests in the condemning party. If either party elects to terminate this Lease as provided herein, such election shall be made by written notice to the other party given within thirty (30) days after the nature and extent of such Condemnation have been finally determined. Tenant shall not because of such taking assert any claim against Landlord. Landlord shall be entitled to receive the proceeds of all Condemnation awards, (except separate awards for trade fixtures and relocation expense and the unamortized value of any improvements paid for by Tenant), and Tenant hereby assigns to Landlord all of its interest in such awards. If less than twenty-five percent (25%) of the Building or the parking area is taken, Landlord at its option may terminate this Lease. If neither Landlord nor Tenant elects to terminate this Lease to the extent permitted above, Landlord shall promptly proceed to restore the Premises, to the extent of any Condemnation award received by Landlord, to substantially their same condition as existed prior to such Condemnation, allowing for the reasonable effects of such Condemnation, and a proportionate abatement shall be made to the Rent corresponding to the time during which, and to the portion of the floor area of the Building (adjusted for any increase thereto resulting from any reconstruction) of which, Tenant is deprived on account of such Condemnation and restoration. The provisions of California Code of Civil Procedure Section 1265.130, which allows either party to petition the Superior Court to terminate the Lease in the event of a partial taking of the Premises, and any other applicable law now or hereafter enacted, are hereby waived by Landlord and Tenant.
23.Assignment and Subletting.
(a)Tenant shall not voluntarily or by operation of law, (1) mortgage, pledge, hypothecate or encumber this Lease or any interest herein, (2) assign or transfer this Lease or any interest herein, sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, or (3) allow any other person (the employees, agents and invitees of Tenant excepted) to occupy or use the Premises, or any portion thereof, without first obtaining the written consent of Landlord. A Change in Control of Tenant (except in connection with an initial public offering or any equity financing, which for purposes of this Lease shall mean a contribution of capital to Tenant in exchange for an equity ownership interest in Tenant of less than fifty percent (50%)) shall constitute an assignment requiring Landlord’s consent to the transfer. For purposes of this Lease, a transfer, on a cumulative basis, of more than fifty percent (50%) of the voting stock of Tenant shall constitute a Change in Control. When Tenant requests Landlord’s consent to such assignment or subletting, Tenant shall notify Landlord in writing of the name and address of the proposed assignee or subtenant and the nature and character of the business of the proposed assignee or subtenant and shall provide current financial statements for the proposed assignee or subtenant prepared in accordance with generally accepted accounting principles. Tenant shall also provide Landlord with a copy of the proposed sublet or assignment agreement, including all material terms and conditions thereof. Landlord shall have the option, to be exercised within thirty (30) days of receipt of the foregoing, to (1) consent to the proposed assignment or sublease, (2) refuse its consent to the proposed assignment or sublease, providing that such consent shall not be unreasonably withheld, or (3) in the event of an assignment of this Lease or sublease of the entire Premises for substantially the balance of the Term, terminate this Lease as of the effective date of the proposed assignment or sublease.
(b)Without otherwise limiting the criteria upon which Landlord may withhold its consent, Landlord may take into account the reputation and credit worthiness of the proposed assignee or subtenant, the character of the business proposed to be conducted in the Premises or portion thereof sought to be subleased, and the potential impact of the proposed assignment or sublease on the economic value of the Premises. In any event, Landlord may withhold its consent to any assignment or sublease, if (1) the actual use proposed to be conducted in the Premises or portion thereof conflicts with the provisions of Paragraph 8(a) or (b) above, or (2) the proposed assignment or sublease requires unreasonable alterations, improvements or additions to the Premises or portions thereof.
(c)If Landlord approves an assignment or subletting as herein provided, Tenant shall pay to Landlord, as Additional Rent, fifty percent (50%) of the difference, if any, between (1) the Base Rent plus Additional Rent allocable to that part of the Premises affected by such assignment or sublease pursuant to the provisions of this Lease, and (2) the rent and any additional rent paid by the assignee or sublessee to Tenant, after deducting the costs of customary real estate commissions and reasonable attorneys’ fees, if any, incurred by Tenant in connection with any such assignment or sublease. The assignment or sublease agreement, as the case may be, after approval by Landlord, shall not be amended without Landlord’s prior written consent, and shall contain a provision directing the assignee or subtenant to pay the rent and other sums due thereunder directly to Landlord upon receiving written notice from Landlord that Tenant is in default under this Lease with respect to the payment of Rent. Landlord’s collection of such rent and other sums shall not constitute an acceptance by Landlord of attornment by such assignee or subtenant. A consent to one assignment subletting, occupation or use, and consent to any assignment or subletting shall in no way relieve Tenant of any liability under this Lease. Any assignment or subletting without Landlord’s consent shall be void, and shall, at the option of Landlord, constitute a Default under this Lease.
(d)Notwithstanding the provisions of this Paragraph 23 to the contrary, Landlord’s prior written consent shall not be required for, and Landlord shall not have the right to terminate this Lease pursuant to Paragraph 23(a) with respect to, (i) a deemed assignment arising out of a Change in Control; or (ii) an assignment or sublease to any company which controls, is controlled by, or is under common control with, Tenant; any entity resulting from a merger or consolidation with Tenant; or any person or entity which acquires substantially all of the assets of Tenant as a going concern of the business that is conducted at the Premises (each, a “Permitted Transfer”), provided that in each such instance Tenant gives Landlord written notice of any such assignment or sublease and, (x) in the case of an assignment in which Tenant is not the surviving entity, the assignee assumes, in writing, for the benefit of Landlord all of Tenant’s obligations under the Lease, and the assignee has a net worth that is equal to or greater than the net worth of Tenant immediately prior to the assignment or, as reasonably determined by Landlord, a net worth that will be sufficient to enable Tenant to perform its obligations under this Lease for the balance of the Term, or (y) in the case of a deemed assignment arising out of a Change in Control, Tenant continues to have a net worth that is equal to or greater than the net worth of Tenant immediately prior to such Change in Control. Tenant shall provide Landlord with current financial statements for Tenant and the proposed assignee to demonstrate that Tenant has satisfied either of the foregoing net worth tests. A sale, transfer or issuance of Tenant’s capital stock shall not be deemed an assignment, subletting or any other transfer of this Lease or the Premises so long as there is no Change in Control of Tenant. Notwithstanding anything to the contrary herein, the provisions of paragraphs 23(b) and (c) shall not apply to any Permitted Transfer.
(e)Tenant shall pay Landlord’s reasonable fees, including a reasonable administration fee, not to exceed One Thousand Dollars ($1,000.00) per transaction, incurred in connection with Landlord’s review and processing of documents regarding any proposed assignment or sublease.
(f)Tenant acknowledges and agrees that the restrictions, conditions and limitations imposed by this Paragraph 23 on Tenant’s ability to assign or transfer this Lease or any interest herein, to sublet the Premises or any part thereof, to transfer or assign any right or privilege appurtenant to the Premises, or to allow any other person to occupy or, use the Premises or any portion thereof, are, for the purposes of California Civil Code Section 1951.4, as amended from time to time, and for all other purposes, reasonable at the time that the Lease was entered into, and shall be deemed to be reasonable at the time that Tenant seeks to assign or transfer this Lease or any interest herein, to sublet the Premises or any part thereof, to transfer or assign any right or privilege appurtenant to the Premises, or to allow any other person to occupy or use the Premises or any portion thereof.

24.Tenant’s Default.    The occurrence of any one of the following events shall constitute an event of default on the part of Tenant (“Default”):
(a)The abandonment of the Premises by Tenant;
(b)Failure to pay any installment of Rent or any other monies due and payable hereunder, said failure continuing for a period of five (5) calendar days after written notice from Landlord; provided, however, that such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161;
(c)A general assignment by Tenant for the benefit of creditors;
(d)The filing of a voluntary petition in bankruptcy by Tenant, the filing of a voluntary petition for an arrangement, the filing of a petition, voluntary or involuntary, for reorganization, or the filing of an involuntary petition by Tenant’s creditors, said involuntary petition remaining undischarged for a period of sixty (60) days;
(e)Receivership, attachment, or other judicial seizure of substantially all of Tenant’s assets on the Premises, such attachment or other seizure remaining undismissed or undischarged for a period of sixty (60) days after the levy thereof;
(f)Failure of Tenant to execute and deliver to Landlord any estoppel certificate, subordination agreement, or lease amendment within the time periods and in the manner required by Paragraph 29 or 30 or 39;
(g)An assignment or sublease, or attempted assignment or sublease, of this Lease or the Premises by Tenant contrary to the provision of Paragraph 23, unless such assignment or sublease is expressly conditioned upon Tenant having received Landlord’s consent thereto;
(h)Failure of Tenant to restore the Security Deposit to the amount and within the time period provided in Paragraph 6 above; and
(i)Failure in the performance of any of Tenant’s covenants, agreements or obligations hereunder (except those failures specified as events of Default in other Paragraphs or this Paragraph 24, which shall be governed by such other Paragraphs), which failure continues for thirty (30) calendar days after written notice thereof from Landlord to Tenant provided that, if Tenant has exercised reasonable diligence to cure such failure and such failure cannot be cured within such thirty (30) day period despite reasonable diligence, Tenant shall not be in default under this subparagraph unless Tenant fails thereafter diligently and continuously to prosecute the cure to completion.
Tenant agrees that any notice given by Landlord pursuant to Paragraph 24(b), (i) or (j) above shall satisfy the requirements for notice under California Code of Civil Procedure Section 1161, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding.

25.Landlord’s Remedies.
(a)Termination.    In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant:
(1)the worth at the time of award of any unpaid Rent and any other sums due and payable which have been earned at the time of such termination; plus
(2)the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus
(3)the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus
(4)any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course would be likely to result therefrom, including, without limitation, any costs or expenses reasonably and necessarily incurred by Landlord (i) in retaking possession of the Premises; (ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or any portion thereof, including such acts for reletting to a new tenant or tenants; (iii) for leasing commissions; or (iv) for any other costs necessary or appropriate to relet the Premises; plus
(i)such reasonable attorneys’ fees incurred by Landlord as a result of a Default, and costs in the event suit is filed by Landlord to enforce such remedy; and plus
(ii)at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.
As used in subparagraphs (1) and (2) above, the “worth at the time of award” is computed by allowing interest at an annual rate equal to ten percent (10%) per annum or the maximum rate permitted by law, whichever is less. As used in subparagraph (3) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). Tenant waives redemption of relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any Default or Tenant hereunder.
(b)Continuation of Lease.    In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease,

Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant’s Default and abandonment and recover Rent as it becomes due, provided Tenant has the right to sublet or assign, subject only to reasonable limitations).
(c)Re-entry.    In the event of any Default by Tenant, Landlord shall also have the right, with or without terminating this Lease, in compliance with applicable law, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.
(d)Reletting    In the event of the abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter as provided in Paragraph 25(c) or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in Paragraph 25(a), Landlord may from time to time, without terminating this Lease, relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises. In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied in the following order: (1) to reasonable attorneys’ fees incurred by Landlord as a result of a Default and costs in the event suit is filed by Landlord to enforce such remedies; (2) to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; (3) to the payment of any reasonable costs of such reletting; (4) to the payment of the costs of any reasonable alterations and repairs to the Premises; (5) to the payment of Rent due and unpaid hereunder; and (6) the residue, if any, shall be held by Landlord and applied in payment of future Rent and other sums payable by Tenant hereunder as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied to the payment of Rent hereunder, be less than the Rent payable during the month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses reasonably and necessarily incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.
(e)Termination.    No re-entry or taking of possession of the Premises by Landlord pursuant to this Paragraph 25 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any Default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such Default.
(f)Cumulative Remedies.    The remedies herein provided are not exclusive and Landlord shall have any and all other remedies provided herein or by law or in equity.
(g)No Surrender. No act or conduct of Landlord, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Term, and such acceptance by Landlord of surrender by Tenant shall only flow from and must be evidenced by a written acknowledgment of acceptance of surrender signed by Landlord. The surrender of this Lease by Tenant, voluntarily or otherwise, shall not work a merger unless Landlord elects in writing that such merger takes place, but shall operate as an assignment to Landlord of any and all existing subleases, or Landlord may, at its option, elect in writing to treat such surrender as a merger terminating Tenant’s estate under this Lease, and thereupon Landlord may terminate any or all such subleases by notifying the sublessee of its election so to do within (5) days after such surrender.
26.Attorney’s Fees    In the event any legal action or proceeding, including arbitration and declaratory relief, is commenced for the purpose of enforcing any rights or remedies pursuant to this Lease, the prevailing party shall be entitled to recover from the non-prevailing party reasonable attorneys’ fees, as well as costs or suit, in said action or proceeding, whether or not such action is prosecuted to judgment.
27.Taxes.    Tenant shall be liable for and shall pay, prior to delinquency, all taxes levied against personal property and trade or business fixtures of Tenant. If any alteration, addition or improvement installed by Tenant pursuant to paragraph 11, or any personal property, trade fixture or other property of Tenant, is assessed and taxed with the Property, Tenant shall pay such taxes to Landlord within fifteen (15) days after delivery to Tenant of a statement therefor.
28.Effect of Conveyance.    The term "Landlord" as used in this Lease, means only the owner for the time being of the Property containing the Building, so that, in the event of any sale of the Property or the Building, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing from and after the transfer so long as the purchaser at any such sale assumes Landlord's obligations hereunder, and it shall be deemed and construed, without further agreement between the parties and the purchaser at any such sale, that the purchaser of the Property or the Building has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.
29.Tenant’s Estoppe1 Certificate    From time to time, upon written request of Landlord, Tenant shall execute, acknowledge and deliver to Landlord or its designee, a written certificate stating (a) the date this Lease was executed, the Commencement Date of the Term and the date the Term expires; (b) the date Tenant entered into occupancy of the Premises; (c) the amount of Rent and the date to which such Rent has been paid; (d) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or, if assigned, modified, supplemented or amended, specifying the date and terms of any agreement so affecting this Lease); (e) that this Lease represents the entire agreement between the parties with respect to Tenant’s right to use and occupy the Premises (or specifying such other agreements, if any): (f) that, to Tenant’s knowledge, all obligations under this Lease to be performed by Landlord as of the date of such certificate have been satisfied (or specifying those as to which Tenant claims that Landlord has yet to perform); (g) that all required contributions by Landlord to Tenant on account of Tenant’s improvements have been received (or stating exceptions thereto); (h) to Tenant’s knowledge that on such date there exist no defenses or offsets that Tenant has against the enforcement of this Lease by Landlord (or stating exceptions thereto); (i) that no Rent or other sum payable by Tenant hereunder has been paid more than one

(1) month in advance (or stating exceptions thereto); (j) that security has been deposited with Landlord, stating the amount thereof; and (k) any other matters evidencing the status of this Lease that may be required either by a lender making a loan to Landlord to be secured by a deed of trust covering the Property or by a purchaser of the Property. Any such certificate delivered pursuant to this Paragraph 29 may be relied upon by a prospective purchaser of Landlord’s interest or a mortgagee of Landlord’s interest or assignee of any mortgage upon Landlord’s interest in the Property. If Tenant shall fail to provide such certificate within ten (10) days of receipt by Tenant of a written request by Landlord as herein provided, and such failure continues more than three (3) business days after Landlord’s written notice thereof, such failure shall, at Landlord’s election, constitute a Default under this Lease, and Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee.
30.Subordination.    Landlord represents and warrants to Tenant that, as of the date of this Lease, there is no mortgage or deed of trust recorded against the Property. Landlord shall have the right to cause this Lease to be and remain subject and subordinate to any and all mortgages, deeds of trust (“Encumbrances”) which may hereafter be executed covering the Property, or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof; so long as the holder of any such Encumbrance (“Holder”) concurrently provides Tenant with a commercially reasonable non-disturbance agreement pursuant to which the Holder agrees that in the event of the foreclosure of any such Encumbrance this Lease shall not be terminated and the Holder shall recognize Tenant’s rights under this Lease as long as Tenant shall pay the Rent and observe and perform all the provisions of this Lease to be observed and performed by Tenant. Within ten (10) days after Landlord’s written request, Tenant shall execute, acknowledge and deliver any and all reasonable documents required by Landlord or the Holder to effectuate such subordination. If Tenant fails to do so, and such failure continues more than three (3) business days after Landlord’s written notice thereof, such failure shall constitute a Default by Tenant under this Lease. Notwithstanding anything to the contrary set forth in this Paragraph 30, Tenant hereby attons and agrees to atton to any person or entity purchasing or otherwise acquiring the Property at any sale or other proceeding or pursuant to the exercise of any other rights, powers or remedies under such Encumbrance.
31.Environmental Covenants.
(a)As used herein, the term “Hazardous Material” shall mean any substance or material which has been determined by any state, federal or local governmental authority to be capable of posing a risk of injury to health, safety or property, including all of those materials and substances designated as hazardous or toxic by the city in which the Premises are located, the U.S. Environmental Protection Agency, the Consumer Product Safety Commissions, the Food and Drug Administration, the California Water Resources Control Board, the Regional Water Quality Control Board, San Francisco Bay Region, the California Air Resources Board, CAL/OSHA Standards Board, Division of Occupational Safety and Health, the California Department of Food and Agriculture, the California Department of Health Services, and any federal agencies that have overlapping jurisdiction with such California agencies, or any other governmental agency now or hereafter authorized to regulate materials and substances in the environment. Without limiting the generality of the foregoing, the term “Hazardous Material” shall include all of those materials and substances defined as “hazardous materials” or “hazardous waste” in Sections 66680 through 66685 of Title 22 of the California Administrative Code, Division 4, Chapter 30, as the same products, fractions, constituents and sub-constituents of petroleum or petroleum-related substances, asbestos, and any other materials requiring remediation now or in the future under federal, state or local statutes, ordinances, regulations or policies.
(b)Tenant represents, warrants and covenants (i) that subject to the provisions of paragraph 8(a) above it will use and store in, on or about the Premises, only those Hazardous Materials that are necessary for Tenant to conduct its business activities on the Premises, (ii) that, with respect to any such Hazardous Materials, Tenant shall comply with all applicable federal, state and local laws, rules, regulations, policies and authorities relating to the storage, use, disposal or cleanup of Hazardous Materials, including, but not limited to, the obtaining of proper permits, and (iii) that it will not dispose of any Hazardous Materials in, on or about the Premises under any circumstances.
(c)Tenant shall immediately notify Landlord of any inquiry, test, investigation or enforcement proceeding by or against Tenant, Landlord or the Premises concerning a Hazardous Material and affecting the Premises or the Property. Tenant acknowledges that Landlord, as the owner of the Premises, shall have the right to negotiate, defend, approve and appeal, any action taken or order issued with regard to a Hazardous Material by an applicable governmental authority. Landlord shall immediately notify Tenant of any inquiry, test, investigation or enforcement proceeding against the Premises concerning a Hazardous Material on the Premises. Tenant shall pay Landlord’s cost of negotiating, defending or appealing any action or order issued with regard to Hazardous Material by an applicable governmental authority if Tenant caused or permitted its employees, agents or contractors to cause such Hazardous Material to come onto the Premises.
(d)If Tenant’s storage, use or disposal of any Hazardous Material in, on or adjacent to the Premises or the Outside Areas results in any contamination of the Property (or the soil or surface, or groundwater under the Property) (1) requiring remediation under federal, state or local statutes, ordinances, regulations, or policies, or (2) at levels which are unacceptable to Landlord, in Landlord’s reasonable judgment, Tenant agrees to clean up said contamination. Tenant further agrees to indemnify, defend and hold Landlord harmless from and against any claims, liabilities, suits, causes of action, costs, expenses or fees, including reasonable attorneys’ fees and costs, arising out of or in connection with any remediation, cleanup work, inquiry or enforcement proceeding in connection therewith, and any Hazardous Materials currently or hereafter used, stored or disposed of by Tenant or its agents, employees, contractors or invitees in, on or adjacent to the Premises and/or the Outside Areas. Notwithstanding any provision of this Lease, including paragraph 31, to the contrary, Tenant shall not be responsible for any Hazardous Materials in, on or about the Property except to the extent the presence of such Hazardous Materials is caused by the acts or negligent or willful omissions of Tenant, its agents, employees or contractors. The foregoing shall not, however, apply to Tenant’s reimbursement obligations under Paragraphs 4(b)(3), 4(b)(4) and 4(c)”l” above, which shall be governed by the provisions of such paragraphs to the extent applicable.

(e)Notwithstanding any other right of entry granted to Landlord under this Lease, Landlord shall have the right upon reasonable, but not less than one (1) business day, prior written notice (except in an emergency or in a situation where there is a danger of immediate further contamination, in which case no prior notice will be required) to enter the Premises or to have consultants enter the Premises throughout the Term of this Lease for the purpose of (1) determining whether the Premises are in conformity with federal, state and local statues, regulations, ordinances, and policies including those pertaining to the environmental condition of the Premises, (2) conducting an environmental audit or investigation of the Premises for purposes of sale, transfer, conveyance or financing, (3) determining whether Tenant has complied with this Paragraph 31, and (4) determining the corrective measures, if any, required of Tenant to ensure the safe use, storage and disposal of Hazardous Materials, or to remove Hazardous Materials (except to the extent used, stored or disposed of by Tenant or its agents, employees, contractors or invitees in compliance with applicable law). Tenant agrees to provide access and reasonable assistance for such inspections. Such inspections may include, but are not limited to, entering the Premises, the Outside Areas and/or adjacent property with drill rigs or other machinery for the purpose of obtaining laboratory samples. Landlord shall not be limited in the number of such inspections during the term of this Lease. To the extent such inspection disclose the presence of Hazardous Materials used, stored or disposed of by Tenant or its agents, employees, or contractors, other than in accordance with subparagraph (b) (ii) above, Tenant shall reimburse Landlord for the reasonable cost of such inspections within ten (10) days of receipt of a written statement thereof. If such consultants determine that the Premises and/or the Outside Areas are contaminated with Hazardous Materials used, stored or disposed of by Tenant or its agents, employees, contractors or invitees, Tenant shall, in a timely manner, at its expense, remove such Hazardous Materials or otherwise comply with the recommendations of such consultants to the reasonable satisfaction of Landlord and any applicable governmental agencies. The right granted to Landlord herein to inspect the Premises shall not create a duty on Landlord’s part to inspect the Premises, or liability of Landlord for Tenant’s use, storage or disposal of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith. Landlord shall be liable for the gross negligence or willful misconduct of Landlord or its agents, employees or consultants in conducting the aforementioned inspections.
(f)Tenant shall surrender the Premises to Landlord upon the expiration or earlier termination of this Lease free of debris, waste and Hazardous Materials used, stored or disposed of by Tenant or its agents, employees, contractors or invitees, and in a condition which complies with all governmental statutes, ordinances, regulations and policies, recommendations of consultants hired by Landlord with respect thereto, and such other reasonable requirements as may be imposed by Landlord.
(g)To the current, actual knowledge of Landlord without any duty of investigation: (a) no Hazardous Material is present on the Property or the soil, surface water or groundwater thereof, (b) no underground storage tanks are present on the Property, and (c) no action, proceeding or claim is pending or threatened regarding the Property concerning any Hazardous Material or pursuant to any environmental law. Under no circumstance shall Tenant be liable for, and Landlord shall indemnify, defend, protect and hold harmless Tenant, its agents, stockholders, directors, successors, representatives, and assigns from and against, all losses, costs, claims, liabilities and damages (including attorneys’ and consultants’ fees) arising out of

(i) any Hazardous Material which may be present on or about the Property, or the soil, air, improvements, groundwater or surface water thereof as of the Delivery Date, or (ii) the release of any Hazardous Materials which is caused by the negligence or willful misconduct of Landlord, its agents, or employees.
(h)Tenant’s obligations under this Paragraph 31 shall survive termination of this Lease, and Tenant waives the Statute of Limitations, as to Landlord, applicable to any action brought hereunder.
32.Notices.    All notices and demands which may or are to be required or permitted to be given to either party by the other hereunder shall be in writing and shall be sent by United States mail, postage prepaid, certified, or by personal delivery or overnight courier, addressed to the addressee at the address for such addressee as specified herein, or to such other place as such party may from time to time designate in a notice to the other party given as provided herein. Notice shall be deemed given upon the earlier of actual receipt or the date on which delivery was attempted if Tenant refuses to receive; provided, however any notice required under this Lease that is sent by mail shall be deemed received, if properly addressed, three (3) business days after any such notice is deposited in the United States mail certified, postage-prepaid, return-receipt requested. Any notices to Tenant sent prior to the Commencement Date shall be delivered to 735 North Pastoria A venue, Sunnyvale, CA 94085 Attn: Chief Financial Officer, and if sent after Tenant has moved into the Premises, shall be delivered to the Premises, Attn: Chief Financial Officer.
33.Waiver.    The waiver of any breach of any term, covenant or condition of this Lease shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No delay or omission in the exercise of any right or remedy of Landlord on any Default by Tenant shall impair such a right or remedy or be construed as a waiver. Any waiver by landlord of any Default must be in writing and shall not be a waiver of any other Default concerning the same or any other provisions of this Lease.
34.Holding Over.    Any holding over after the expiration of the Term, without the express written consent of Landlord, shall constitute a Default and, without limiting Landlord’s remedies provided in this Lease, such holding over shall be construed to be a tenancy at sufferance, at a rental rate of one hundred fifty percent (150%) of the Base Rent last due in this Lease, plus Additional Rent, and shall otherwise be on the terms and conditions herein specified, so far as applicable
35.Successors and Assigns    The terms, covenants and conditions of this Lease shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto. If Tenant shall consist of more than one entity or person, the obligations of Tenant under this Lease shall be joint and several.

36.Time.    Time is of the essence of this Lease and each and every term, condition and provision herein.
37.Brokers.    Landlord represents and warrants to Tenant that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker other than Cushman and Wakefield USA, Inc. and Tenant represents to Landlord that Newmark Cornish & Carey is its sole real estate broker in such negotiations, and each party agrees to indemnify and hold harmless the other from any claim or claims, and costs and expenses, including attorney's fees, incurred by the indemnified party in conjunction with any such claim or claims of any other broker or brokers to a commission in connection with this Lease as a result of the actions of the indemnifying party. No brokerage fee or commission shall be paid by Landlord on renewals of this Lease, or exercises of any options to extend the term under this Lease.
38.Rules and Regulations    Tenant agrees to comply with such reasonable rules and regulations as Landlord may adopt from time to time for the orderly and proper operating of the Outside Areas. Such rules may include but shall not be limited to regulation of the removal, storage and disposal of Tenant's refuse and other rubbish at the sole cost and expense of Tenant. The rules and regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant. Tenant agrees to require its employees, executives, invitees, guests and customers to abide by such rules and regulations including parking regulations. In the event of any conflict between the rules and regulations and this Lease, this Lease shall control. Notwithstanding the foregoing, Tenant shall not be required to comply with any rules or regulations that unreasonably interfere with Tenant's use of the Premises or Tenant's parking rights or materially increases the obligations or decreases the rights of Tenant under this Lease.
39.Mortgagee Protection.
(a)Modifications for Lender    If, in connection with obtaining financing for the Premises or any portion thereof, Landlord's lender shall request reasonable modifications to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent to such modifications, provided such modifications do not adversely affect Tenant's rights or increase Tenant's obligations under this Lease.
(b)Rights to Cure.    Tenant agrees to give to any trust deed or mortgage holder (“Holder”), by registered mail, at the same time as it is given to Landlord, a copy of any notice of default given to Landlord, provided that prior to such notice Tenant has been notified, in writing, (by way of notice of assignment of rents and leases, or otherwise) of the address of such Holder. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Holder shall have an additional twenty (20) days after expiration of such period, or after receipt of such notice from Tenant (if such notice to the Holder is required by this paragraph 39(b)), whichever shall last occur, within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such twenty (20) days, any Holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated.

40.Entire Agreement.    This Lease, including the Exhibits and any Addenda attached hereto, which are hereby incorporated herein by this reference, contains the entire agreement of the parties hereto, and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein or therein, shall be of any force and effect.
41.Construction.    This Lease shall be construed and interpreted in accordance with the laws of the State of California. The parties acknowledge and agree that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Lease, including the Exhibits and any Addenda attached hereto. All captions in this Lease are for reference only and shall not be used in the interpretation of this Lease. Whenever required by the context of this Lease, the singular shall include the plural, the masculine shall include the feminine, and vice versa. If any provision of this Lease shall be determined to be illegal or unenforceable, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect.
42.Representations and Warranties of Tenant.    Tenant hereby makes the following representations and warranties, each of which is material and being relied upon by Landlord, is true in all respects as of the date of this Lease, and shall survive the expiration or termination of the Lease.
(a)Tenant is duly organized, validly existing and in good standing under the laws of the state of its organization and the persons executing this Lease on behalf of Tenant have the full right and authority to execute this Lease on behalf of Tenant and to bind Tenant without the consent or approval of any other person or entity. Tenant has full power, capacity, authority and legal right to execute and deliver this Lease and to perform all of its obligations hereunder. This Lease is a legal, valid and binding obligation of Tenant, enforceable in accordance with its terms.
(b)Tenant has not (1) made a general assignment for the benefit of creditors, (2) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by any creditors, (3) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (4) suffered the attachment or other judicial seizure of all or substantially all of its assets, (5) admitted in writing its inability to pay its debts as they come due, or (6) made an offer of settlement, extension or composition to its creditors generally.
43.Outside Areas.
(c)Subject to the terms and conditions of this Lease and such rules and regulations as Landlord may from time to time prescribe, Tenant and Tenant’s employees, invitees, guests and customers shall have the exclusive right to use the access roads, parking areas, and facilities within the Property, exclusive of the Building, including the loading dock and patio, which areas and facilities are referred to herein as the “Outside Areas.” This right shall terminate upon the termination of this Lease. Landlord reserves the right from time to time to make changes in the shape, size, location, amount and extent of the Outside Areas so long as they do not unreasonably interfere with Tenant’s use thereof or the Premises or increase Tenant’s obligations or decrease Tenant’s rights hereunder.

(d)Landlord shall operate, manage and maintain the Outside Areas, and landscaping and the surface of the exterior walls. The manner in which the Outside Areas shall be maintained and the expenditures for such maintenance shall be at the reasonable discretion of Landlord.
(e)No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain outside of the Building, except with the prior written consent of the Landlord. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Property outside of the Building, unless approved by Landlord.
(f)Tenant shall not use solid hard tires on any fork lifts or dollies on paved parking, truck loading or driveway areas, and in the event Tenant violates this provision, Tenant shall be responsible for the cost of resurfacing the entire damaged area.
44.Parking.    Tenant shall have the exclusive right to use the parking areas on the Property during the Term of this Lease free of charge (except for any charges, impositions or fees that may be imposed by the City of Sunnyvale or any other governmental agency with jurisdiction relating to the use of parking or transportation demand management, which shall be paid by Tenant as Additional Rent) and may, at Tenant’s sole cost and expense, designate certain parking spaces as reserved for the use of Tenant’s visitors and/or executives. Tenant shall not at any time park or permit the parking of Tenant’s trucks or other vehicles, or the trucks or other vehicles of others in driveways or adjacent to loading areas as to interfere in any way with the use of such areas, nor shall Tenant at any time park or permit the parking of Tenant vehicles or trucks, or the vehicles or trucks of Tenant’s suppliers or invitees in any portion of the parking areas not designated by Landlord for such use by Tenant. Tenant shall not park or permit to be parked inoperative vehicles or equipment on any portion of the Outside Areas and agrees that no vehicle will be parked on the Outside Areas for longer than eighteen (18) hours in any twenty-four (24) hour period. Tenant shall have the right to install electric vehicle charging stations in the parking areas for the exclusive use of Tenant, its employees and visitors, subject to Landlord’s approval as to the number and location of such charging stations and Tenant’s receipt of all necessary governmental approvals. Tenant shall, at Landlord’s request, remove any such electric vehicle charging stations installed by Tenant from the Property at the expiration or sooner termination of this Lease and repair any damage to the parking areas or other portions of the Outside Area caused by the installation and/or removal of such electric vehicle charging stations.
45.Option to Extend.
(a)Option Term.    Provided that Tenant is not in default hereunder, either at the time of exercise or at the time the extended Term commences, Tenant shall have the option to extend the initial Term of this Lease for one (1) additional period of five (5) years (an “Option Period”) with respect to all of the Premises, on the same terms, covenants and conditions provided herein, except that the Option Period Base Rent due hereunder shall be the then fair market rental value of the Premises, as determined pursuant to Paragraph 45(b ). Tenant shall exercise its option, if at all, by giving Landlord written notice (the “Option Notice”) at least nine

(9) months but not more than twelve (12) months prior to the expiration of the initial Term of this Lease.
(b)Option Period Rent.
(1)The “then fair market rental value of the Premises” shall be defined to mean the fair market rental value of the Premises as of the commencement of the Option Period, taking into consideration the uses permitted under this Lease, the quality, size, design and location of the Premises, and the rent for comparable buildings located in Sunnyvale, but not taking into consideration the value of any improvements paid for by Tenant, and shall be determined as follows. The parties shall have thirty (30) days after Landlord receives the Option Notice within which to agree on the then fair market rental value of the Premises. If the parties so agree within said period, they shall immediately execute an amendment to this Lease stating the Base Rent for the Option Period based upon the then fair market rental value of the Premises. If the parties are unable to so agree within said period then the then fair market rental value of the Premises shall be determined in accordance with Paragraph 45(b )(2).
(2)Within seven (7) days after the expiration of the thirty (30) day period set forth in Paragraph 45(b)”l”, each party, at its cost and by giving notice to the other party, shall appoint an independent real estate appraiser with at least five (5) years’ full-time commercial appraisal experience in the area in which the Premises are located to determine the then fair market rental value of the Premises for the Option Period. If a party does not appoint an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall determine the then fair market rental value of the Premises. If the two (2) appraisers are appointed by the parties as stated in this paragraph, they shall meet promptly and attempt to determine the then fair market rental value of the Premises. If they are unable to agree within thirty (30) days after the second appraiser has been appointed, they shall attempt to elect a third appraiser meeting the qualifications stated in this paragraph within ten (10) days after the last day the two (2) appraisers are given to determine the then fair market rental value of the Premises. If they are unable to agree on the third appraiser, either of the parties to this Lease, by giving ten (10) days’ notice to the other party, can apply to the Santa Clara County Superior Court, for the selection of a third appraiser who meets the qualifications stated in this paragraph. Each of the parties shall bear one-half (1/2) of the cost of appointing the third appraiser and of paying the third appraiser’s fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party.
Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers shall determine the then fair market rental value of the Premises for the Option Period in question. If a majority of the appraisers are unable to do so within said period of time, the three (3) appraisals shall be added together and their total divided by three (3); the resulting quotient shall be deemed to be the then fair market rental value of the Premises. If, however, the low appraisal and/or the high appraisal are/is more than ten percent (10%) lower or higher, respectively, than the middle appraisal, then the low appraisal and/or the high appraisal, respectively, shall be disregarded. If only one appraisal is disregarded, the remaining two (2) appraisals shall be added together and their total divided by two (2); the resulting quotient shall be deemed to be the then fair market rental value of the Premises. If both the low appraisal and the high appraisal are disregarded as stated in this paragraph, then only the middle appraisal shall be used as the result of the appraisal. After the fair market rental value of the Premises has been determined, the appraisers shall immediately notify the parties and the parties shall amend this Lease to set forth the Base Rent for the Option Period based upon the then fair market rental value of the Premises.

(c)Rights Personal to Tenant.    The option to extend the Term set forth herein is personal to Silk Road Medical, Inc. and its Permitted Transferees and shall not be transferred or assigned to any third party.
46.Interest on Past Due Obligations.    Any Base Rent or Additional Rent due Landlord hereunder, other than late charges, not received by Landlord within thirty (30) days following the date on which it was due, shall bear interest from the thirty-first (31st) day after it was due at the rate of 10% per annum, but not exceeding the maximum rate allowed by law (the “Interest Rate”), in addition to the late charge provided for in Paragraph 5.
47.Confidentiality    Except as required by applicable law, the Securities and Exchange Commission regulations, or any securities listing agency rules or requirements, Landlord and Tenant each agree to use commercially reasonable efforts to keep the terms and conditions of this Lease confidential and to not disclose any such terms to a third party without the prior written consent of the other, provided, however, that the foregoing shall not prohibit Tenant from presenting a copy of this Lease to a prospective assignee, sublessee, lender or purchaser nor shall it prohibit Landlord from presenting a copy of this Lease to a prospective lender or purchaser of the Building or the Property.
48.Tenant’s Remedy.    If, as a consequence of a default by Landlord under this Lease, Tenant recovers a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Property and out of Rent or other income received by Landlord from the Property or out of consideration received by Landlord from the sale or other disposition of all or any part of Landlord’s right, title or interest in the Property, and neither Landlord nor its Agents shall be liable for any deficiency.
Landlord and Tenant have executed and delivered this Lease as of the date first hereinabove set forth.

LANDLORD:		TENANT:

Hanover Properties Ltd., a California limited partnership		Silk Road Medical, Inc., a Delaware corporation

By:	The Christensen Company, LLC, a California limited liability company, General Partner	By:	/s/ Erica Rogers
		Name:	Erica Rogers
By:	/s/ Gavin Christensen	Title:	President and CEO
Gavin Christensen, Manager

EXHIBIT A
THE PREMISES

EXHIBIT B
THE PROPERTY
All that certain real property located in the City of Sunnyvale, County of Santa Clara, State of California, described as follows:
All of Parcel 7, as shown on that certain Map entitled, “Parcel Map being a resubdivision of Parcel 2 as shown on that certain Parcel Map recorded in Book 400 of Maps, at Page 41, Santa Clara County Records,” which Map was filed for record in the Office of the Record of Santa Clara County, State of California, on October 17, 1977 in Book 405 of Maps, Page 49.

EXHIBIT C
LANDLORD’S MARKET READY IMPROVEMENTS

a.	Remodel Building lobby with new finishes as shown on plans prepared by Dennis Kobza & Associates, Inc. dated November 16, 2017 (the “Market Ready Plans”)

b.	Paint all interior walls throughout the Premises in the color identified by Tenant

c.	Remodel existing lobby restrooms with new finishes and complete any ADA improvements to the lobby restrooms required by the City of Sunnyvale

d.	Remodel existing Building core restroom with new finishes and Complete any ADA improvements to existing Building core restroom required by the City of Sunnyvale**

e.	Remodel and expand existing lunch room to include new upper and lower casework, flooring, and sink as shown on the Market Ready Plans

f.	Install new exit doors from the lunch room to the exterior patio

g.	Remodel the outdoor patio area with new hardscape, softscape, extended fence, and electrical outlets as shown on the Market Ready Plans

h.	Install new carpet tiles at the locations shown on the Market Ready Plans, or other equivalent cost flooring as requested by Tenant

i.
Install new Title 24 lighting and controls throughout the Premises and complete any other Title 24 improvements which are required by the City of Sunnyvale solely as a result of the other Market Ready Improvements (and not the Tenant Improvements)

j.	Power wash the Building exterior

k.	Complete any improvements to the Outside Area required by the City of Sunnyvale so that the path of travel to all Building entrances complies with ADA

l.	Remove any existing Hazardous Materials and/or asbestos in the Building, if any, as required to complete the Market Ready Improvements and the Tenant Improvements

m.	Complete any seismic upgrades to the Building required by the City of Sunnyvale unless such seismic upgrades are required due to the particular nature of the Tenant Improvements

n.	Complete any fire sprinkler seismic upgrades to the Building required by the City of Sunnyvale unless such upgrades are required due to the particular nature of the Tenant Improvements

o.	Complete any T-bar ceiling upgrades required by the City of Sunnyvale for seismic compliance

** Landlord shall pay for one-half (1 /2) of the cost of completing the remodeling of the Building core restroom with new finishes (the “Core Restroom Remodeling”), up to a maximum contribution of $52,000 (“Landlord’s Share of Core Restroom Remodeling Costs”). Tenant shall be responsible for the payment of the balance of the cost to complete the Core Restroom Remodeling. Any required ADA improvements to the Building core restroom will be completed at Landlord’s expense.

EXHIBIT D
WORK LETTER AGREEMENT
In connection with any improvements to be installed on the Premises by Landlord (the “Tenant Improvements”), the parties hereby agree as follows:
49.Plans and Specifications for Tenant Improvements.    Landlord and Tenant have reviewed and approved the space plan and description of the Tenant Improvements to be completed to the Premises attached hereto as EXHIBIT D-1 (the “Approved Space Plan”). Tenant shall cause ArcTec to prepare final working architectural and engineering plans and specifications for the Tenant Improvements based upon the approved Space Plan (‘’Final Plans and Specifications”). Tenant shall cooperate diligently with Tenant’s architect, and shall promptly furnish to Tenant’s architect all information required for the completion of the Final Plans and Specifications; provided, however, the parties acknowledge that Tenant’s requirements for the security, audio-visual and furniture infrastructure and the power layout and requirements shall be provided at a later date reasonably identified by the General Contractor as being the date by which such requirements must be provided in order to avoid a delay in the Delivery Date (and Tenant’s delivery of such requirements to Landlord’s architect by such later dated specified by the General Contractor shall not be considered a Tenant delay). Upon completion of the Final Plans and Specifications, Tenant shall submit such Final Plans and Specifications to Landlord for Landlord’s review and approval. Landlord shall notify Tenant of Landlord’s approval or disapproval of the Final Plans and Specifications within ten (10) days after Landlord’s receipt thereof. If Landlord disapproves any part of the Final Plans and Specifications, Landlord’s disapproval shall provide objections with sufficient particularity for Tenant’s architect to revise the Final Plans and Specifications. Such revisions shall be subject to Landlord and Tenant’s approval, which shall not be unreasonably withheld or delayed.
50.Construction. and Work Quality.    Landlord shall cause OPI Commercial Builders (the “General Contractor”) to construct the Tenant Improvements diligently, in a good and workmanlike manner in compliance with the Final Plans and Specifications approved by Landlord and Tenant and all Applicable Laws. Landlord shall arrange for the Tenant Improvements to be fully warranted (labor and materials) by the general contractor for a period of one (1) year after the completion thereof. Landlord shall cause the General Contractor to obtain bids from three (3) subcontractors for each trade other than mechanical, electrical and plumbing where the cost of the Tenant Improvements work to be performed by such sub-contractor will exceed $10,000. All bids will be opened together with Landlord selecting all subcontractors (including mechanical, electrical and plumbing), subject to the reasonable approval of Tenant. Landlord shall enter into a guaranteed maximum price or stipulated sum contract with the General Contractor in an amount approved by Tenant (the “Contract Sum”).
4.Tenant Improvements Cost.    The Tenant Improvements cost (“Tenant Improvements Cost”) shall include all costs of designing and constructing the Tenant Improvements, including but not be limited to: (a) all costs of preliminary and final architectural and engineering plans and specifications for the Tenant Improvements; (b) all costs of obtaining building permits and other necessary authorizations from the City of Sunnyvale, including any engineering costs associated with the completion of State of California energy utilization calculations under Title 24 solely as a result of the Tenant Improvements (and not the Market Ready Improvements); (c) all costs of interior design and finish schedule plans and specifications including as-built drawings; (d) all direct and indirect costs of procuring, constructing and installing the Tenant Improvements in the Premises, including, but not limited to, the construction fee for overhead and profit payable to the General Contractor (which fee shall not exceed 6% of the cost of the work), and the cost of all on-site supervisory staff, office, equipment and temporary services rendered by the General Contractor in connection with construction of the Tenant Improvements. The Tenant Improvements Cost shall all include all costs of completing the Core Restroom Remodeling which are in excess of Landlord’s Share of the Core Restroom Remodeling Costs. Landlord shall not charge Tenant, and Tenant shall not be required to pay any profit, overhead, construction management and/or supervision fees to Landlord or Landlord’s Agents in connection with the Tenant Improvements. Notwithstanding anything to the contrary herein, the Tenant Improvements Costs shall not include (and Landlord shall be solely responsible for and the Tenant Improvements Allowance shall not be used for) the following: (a) costs for improvements which are not shown on or described in the Final Plans and Specifications unless otherwise approved by Tenant; (b) costs incurred due to the presence of Hazardous Materials on the Property; (c) attorneys’ fees incurred in connection with negotiation of construction contracts, and attorneys’ fees, experts’ fees and other costs in connection with disputes with third parties; (d) interest and other costs of financing construction costs; (e) costs incurred as a consequence of construction defects or any default by a contractor; (f) costs due to casualties; (g) penalties and late charges attributable to Landlord’s failure to pay construction costs; (h) wages, labor and overhead for overtime and premium time unless approved in advance by Tenant; (i) any costs of any Title 24 or other work of completing the Market Ready Improvements; and (k) construction costs in excess of the Contract Sum, except for increases set forth in approved change orders.
5.Payment of Tenant Improvements Cost.
(a)Landlord shall provide Tenant with an allowance of Seven Hundred Ninety Thousand Seven Hundred Dollars ($790,700) for the design and construction of the Tenant Improvements (“Tenant Improvements Allowance”). In addition to the Tenant Improvements Allowance, Landlord shall provide Tenant with an allowance of Three Thousand One Hundred Sixty-two and 80/l00ths Dollars ($3,162.80) for fees payable to Tenant’s architect in connection with the preparation of Tenant’s space plan (“Space Planning Allowance”). Landlord shall pay the Space Planning Allowance to Tenant within thirty (30) days after the space plan has been completed and Tenant has delivered to Landlord copies of paid invoices for the design fees paid to Tenant’s architect for Tenant’s space plan. The Tenant Improvements Allowance and the Space Planning Allowance shall be the maximum contribution by Landlord for the Tenant Improvements Cost, subject to the provisions of paragraph 5(c).
(b)If the Tenant Improvements Cost exceeds the Tenant Improvements Allowance (plus any Additional Allowance which Tenant elects to utilize), such excess Tenant Improvements Cost shall be paid by Tenant within thirty (30) days after Landlord’s written request therefor, which requests may be made no more often than monthly, upon Landlord’s receipt of invoices for the Tenant Improvements from the General Contractor. Upon receipt of each such invoice, Tenant shall pay Landlord an amount equal to the Tenant Improvement Costs invoiced by the General Contractor multiplied by a fraction, the numerator of which is the difference between the total Tenant Improvements Cost as of the date of such invoice and the Tenant Improvements Allowance and the denominator of which is the total Tenant Improvements Cost as of the date of such invoice.
(c)Landlord shall, at Tenant’s request, provide Tenant with an additional allowance of Three Hundred Sixteen Thousand Two Hundred Eighty Dollars ($316,280) for the design and construction of the Tenant Improvements (the “Additional Allowance”). If Tenant elects to utilize all or any portion of the Additional Allowance, such portion of the Additional Allowance shall be amortized over the initial Term of the Lease with interest thereon at the rate of seven percent (7%) per annum, and Tenant shall pay the monthly amortized amount to Landlord monthly, as Additional Rent, commencing as of the Commencement Date.
(d)Notwithstanding the foregoing, subject to the Space Planning Allowance, Tenant shall pay the costs of Tenant’s architect directly and such costs shall not be considered part of the Tenant Improvements Cost unless, upon completion of the Tenant Improvements, there remains any portion of the Tenant Improvements Allowance (plus any Additional Allowance Tenant elects to use) that has not been applied, in which case, Landlord shall pay the costs of Tenant’s architect (not to exceed such unapplied amounts) to Tenant within thirty (30) days after Tenant has delivered to Landlord paid invoices therefor.
6.Change Requests.    No revisions to the Approved Space Plan or the approved Final Plans and Specifications shall be made by either Landlord or Tenant unless approved in writing by both parties, which approval shall not be unreasonably withheld. Such approval shall specify any change in the Contract Sum and the amount of any delay in the Delivery Date as a consequence of the change order. Landlord agrees to make all changes: (i) required by any public agency to comply with governmental regulations or other applicable laws, or (ii) reasonably requested in writing by Tenant and approved by Landlord, which approval shall not be unreasonably withheld.

EXHIBIT D-1
APPROVED SPACE PLAN

EXHIBIT F
PERMITTED HAZARDOUS MATERIALS
Liquinox Critical Cleaning Detergent
Deionized Water
Loctite 4011
Dymax 208-CTH-F
Thinner TPV 2
Ink Hardener Hl
Pad Print Ink TPU-980
Isopropyl Alcohol, 99%
Isopropyl Alcohol, 70%
Nix Stix Mold Release
Cidex OPA
Enerdyne Dyne Pen 56
Glycerin
Spray Paint
Universal Mold Release
Bleach
Clorox Healthcare Bleach Germicidal Cleaner
Freeze-It
Metricide Dual Enzymatic Detergent
Metricide OPA Plus
Spilfyter Liquid Acid Neutralizer
Spor-Klenz Ready To Use